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                                                                    Exhibit 10.5

                                                                  EXECUTION COPY


                                LICENSE AGREEMENT

                                     BETWEEN

                                   AMGEN INC.

                                       AND

                      PREDIX PHARMACEUTICALS HOLDINGS, INC.


PORTIONS OF THIS EXHIBIT WERE OMITTED AND HAVE BEEN FILED SEPARATELY WITH THE SECRETARY OF THE COMMISSION PURSUANT TO THE COMPANY'S APPLICATION REQUESTING CONFIDENTIAL TREATMENT UNDER RULE 24b-2 OF THE EXCHANGE ACT; [*] DENOTES OMISSIONS.


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                                LICENSE AGREEMENT

      THIS LICENSE AGREEMENT (this "Agreement") is made and entered into as of July 31, 2006, by and between Predix Pharmaceuticals Holdings, Inc., a Delaware corporation headquartered at 4 Maguire Road, Lexington, MA 02421 ("Predix"), and Amgen Inc., a Delaware corporation having its principal place of business at One Amgen Center Drive, Thousand Oaks, CA 91320-1799 ("Amgen"). Predix and Amgen are sometimes referred to herein individually as a "Party" and collectively as the "Parties."

                                    RECITALS

      WHEREAS, Predix Controls (as defined below) certain Patent Rights (as defined below) and know-how rights with respect to the Licensed Compounds (as defined below); and

      WHEREAS, Amgen desires to obtain from Predix the licenses set forth herein, and Predix desires to grant such licenses to Amgen, all on the terms and conditions set forth in this Agreement;

      NOW, THEREFORE in consideration of the foregoing and the mutual agreements set forth below, the Parties agree as follows:

                                    ARTICLE 1

                                   DEFINITIONS

      The terms in this Agreement with initial letters capitalized, whether used in the singular or the plural, shall have the meaning set forth below or, if not listed below, the meaning designated in places throughout this Agreement.

      1.1 "Acquired Compounds" means Other Compounds that are designated as Acquired Compounds pursuant to [********]. "Acquired Compounds" that fall within the definition of Licensed Compounds shall be deemed Licensed Compounds solely for purposes of [********].

      1.2 "Acquired Products" means any pharmaceutical product containing an Acquired Compound, in all forms, presentations, formulations and dosage forms. "Acquired Products" that fall within the definition of Licensed Products shall be deemed Licensed Products solely for purposes of Article 7.

      1.3 "Act" means the United States Food, Drug and Cosmetic Act, as amended.

      1.4 "Additional Predix Research" has the meaning set forth in Section
2.6.1.

      1.5 "Affiliate" of a Person means any other Person which (directly or indirectly) is controlled by, controls or is under common control with such Person. For the purposes of this definition, the term "control" (including, with correlative meanings, the terms "controlled by" and "under common control with") as used with respect to a Person means (i) in the case of a


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PORTIONS OF THIS EXHIBIT WERE OMITTED AND HAVE BEEN FILED SEPARATELY WITH THE
SECRETARY OF THE COMMISSION PURSUANT TO THE COMPANY'S APPLICATION REQUESTING CONFIDENTIAL TREATMENT UNDER RULE 24b-2 OF THE EXCHANGE ACT; [*] DENOTES OMISSIONS.

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corporate entity, direct or indirect ownership of voting securities entitled to cast at least fifty percent (50%) of the votes in the election of directors or
(ii) in the case of a non-corporate entity, direct or indirect ownership of at least fifty percent (50%) of the equity interests with the power to direct the management and policies of such entity, provided that if local Law restricts foreign ownership, control shall be established by direct or indirect ownership of the maximum ownership percentage that may, under such local Law, be owned by foreign interests. A Person will be an Affiliate for purposes of this Agreement only so long as such Person satisfies the definition set forth herein.

      1.6 "Agreement" means this Agreement, together with all attachments hereto, as the same may be amended or supplemented from time to time.

      1.7 "Amgen Compounds" means all compounds that Modulate the S1P1 receptor and (a) the composition of matter of which are claimed by the Amgen Patents and/or (b) are [********] a compound described in the foregoing clause (a). For avoidance of doubt, any metabolic precursors or prodrugs, isomers, metabolites, hydrates, anhydrides, solvates, salt forms, free acids or bases, esters, amides, ethers, complexes, conjugates or polymorphs of any compounds covered by the foregoing clauses (a) or (b) are also "Amgen Compounds." "Amgen Compounds" that fall within the definition of [********] shall be deemed to be [********] for all purposes hereunder; provided that, the Parties agree that any compounds that are Controlled by Amgen as of the Effective Date (other than by virtue of the licenses granted hereunder) that would fall within the definition of [********] solely because they are claimed by a Valid Claim within the [********] that claims an invention that was conceived and reduced to practice by [********] after the Effective Date and arises out of the performance of the [********] (and that is not claimed by the [********] as of the Effective Date) will be [********] for all purposes hereunder except for purposes of [********], and such compounds shall be deemed [********] for purposes of [********]. "Amgen Compounds" that fall within the definition of [********] shall be deemed to be [********] for all purposes hereunder, except to the extent set forth in [********].

      1.8 "Amgen Patents" means all Patent Rights Controlled (other than those Patent Rights which are licensed to Amgen hereunder) by Amgen as of the Effective Date or during the term of this Agreement that claim the composition of matter of a modulator of the S1P1 receptor, or a method of manufacture, use or formulation thereof. Amgen Patents shall include Amgen's interest in any Joint Patents.

      1.9 "Amgen Product" means any pharmaceutical product containing an Amgen Compound, in all forms, presentations, formulations and dosage forms. Amgen Products that fall within the definition of [********] shall be [********] for all purposes hereunder; except that a pharmaceutical product that is a [********] because it contains an Amgen Compound that is deemed a [********] for all purposes hereunder other than for purposes of [********] (as set forth in Section 1.7 above) shall be deemed an [********] for purposes of [********]. "Amgen Products" that fall within the definition of [********] shall be deemed to be [********] for all purposes hereunder.


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PORTIONS OF THIS EXHIBIT WERE OMITTED AND HAVE BEEN FILED SEPARATELY WITH THE
SECRETARY OF THE COMMISSION PURSUANT TO THE COMPANY'S APPLICATION REQUESTING CONFIDENTIAL TREATMENT UNDER RULE 24b-2 OF THE EXCHANGE ACT; [*] DENOTES OMISSIONS.

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      1.10 "Approval" means, with respect to any product in any regulatory jurisdiction, approval from the applicable Regulatory Authority sufficient for the manufacture, distribution, use and sale of the product in such jurisdiction in accordance with applicable Laws.

      1.11 "Business Day" or "business day" means a day other than Saturday, Sunday or any day on which commercial banks located in New York, New York are authorized or obligated by applicable Law to close.

      1.12 "Calendar Quarter" means the respective periods of three consecutive calendar months ending on March 31, June 30, September 30 and December 31.

      1.13 "Calendar Year" means each successive period of 12 months commencing on January 1 and ending on December 31.

      1.14 "Change of Control" means the occurrence of any of the following events:

            (a) Any person (as such term is defined under Section 13(d)(3) of the Securities Exchange Act of 1934, as amended (the "Exchange Act")), corporation or other entity is or becomes the beneficial owner (as such term is defined in Rule 13d-3 under the Exchange Act) of securities of Predix representing fifty percent (50%) or more of the combined voting power of the outstanding securities or ownership interests of Predix which ordinarily (and apart from rights accruing under special circumstances) have the right to vote in the election of directors (calculated as provided in paragraph (d) of such Rule 13d-3 in the case of rights to acquire the Predix securities);

            (b) As a result of a tender offer, merger, sale of assets or other major transaction, the persons who are directors of Predix immediately prior to such transaction cease to constitute a majority of the Board of Directors of Predix (or any successor corporations) immediately after such transaction;

            (c) Predix is merged or consolidated with any other person, firm, corporation or other entity and, as a result, the shareholders of Predix, as determined immediately before such transaction, own less than fifty-one percent (51%) of the outstanding securities or ownership interests of the surviving or resulting entity immediately after such transaction; or

            (d) Predix transfers all or substantially all of its assets to another person, firm, corporation or other entity.

      The merger of Predix into EPIX Delaware, Inc. ("EPIX"), a subsidiary of EPIX Pharmaceuticals, Inc., contemplated in the Agreement and Plan of Merger dated as of April 3, 2006 among Predix, EPIX and EPIX Pharmaceuticals, Inc. shall not be deemed a Change of Control for purposes of this Agreement; provided however, that the definition of Change of Control hereunder shall thereafter apply to the successor entity of Predix's merger into EPIX, as if such entity was referenced herein instead of Predix.

PORTIONS OF THIS EXHIBIT WERE OMITTED AND HAVE BEEN FILED SEPARATELY WITH THE SECRETARY OF THE COMMISSION PURSUANT TO THE COMPANY'S APPLICATION REQUESTING CONFIDENTIAL TREATMENT UNDER RULE 24b-2 OF THE EXCHANGE ACT; [*] DENOTES OMISSIONS.

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      1.15 "Collaboration" means the activities performed under this Agreement for the Development and Commercialization of Program Products.

      1.16 "Combination Product" means a Program Product that includes at least one additional therapeutically active ingredient that is not a Program Compound or Program Product. Drug delivery vehicles, adjuvants, and excipients shall not be deemed to be "therapeutically active ingredients", except in the case where such delivery vehicle, adjuvant, or excipient is recognized by the FDA as a therapeutically active ingredient in accordance with 21 C.F.R. 210.3(b)(7).

      1.17 "Commercial Documents" means all agreements and documents to the extent directly related to a [********] or [********] and useful in the continued Development and Commercialization of such [********] or [********] (including documents and agreements relating to the sourcing, manufacture, testing, clinical development, promotion, distribution, sale or use of [********]) throughout the Territory that are [********] to [********], are not [********] to [********] from another source, and that can be produced by [********] without [********] in light of the importance of the specific agreements and documents to Predix. Commercial Documents excludes Regulatory Filings.

      1.18 "Commercialization" or "Commercialize" means activities directed to commercially manufacturing, obtaining pricing and reimbursement approvals, carrying out Phase 4 Trials for, marketing, promoting, distributing, importing, exporting, offering for sale or selling a drug product.

      1.19 "Commercially Reasonable Efforts" means, with respect to drug compounds and drug products, the carrying out of Development and Commercialization activities, and the preparation, filing, prosecution (including any interferences, reissue proceedings and reexaminations) and maintenance of Patent Rights claiming such drug compounds and drug products, in a sustained manner using good faith commercially reasonable and diligent efforts that a company within the pharmaceutical industry and similarly situated to Amgen would reasonably devote to a product of similar market potential or profit potential resulting from its own research efforts and on which it would not owe royalties to Predix, based on conditions then prevailing and taking into account, without limitation, issues of safety and efficacy, product profile, the proprietary position, the then current competitive environment for such product or compound and the likely timing of the product's entry into the market, the regulatory environment and status of the product, and other relevant scientific, technical and commercial factors as they exist at the time throughout the Territory.

      1.20 "Composition License" means a [********] license to be granted by Amgen to Predix, under certain circumstances, which shall be [********] license of all of Amgen's rights under [********] that [********] of [********] and [********] arising out of the performance of the Collaboration, to make, use (including in activities directed at the research and Development of compounds and products), have made, sell, offer to sell, export, import and otherwise exploit or Commercialize such [********] and [********]. Such license shall be fully-sublicensable. If such [********] or [********] is Developed or Commercialized as a [********] (which shall include for the purposes of this definition only a product that contains a [********] and another active ingredient, which may or may not be a [********] (other than a [********]) or a [********] (other than a [********])) then, at Predix's request, the Parties shall

PORTIONS OF THIS EXHIBIT WERE OMITTED AND HAVE BEEN FILED SEPARATELY WITH THE SECRETARY OF THE COMMISSION PURSUANT TO THE COMPANY'S APPLICATION REQUESTING CONFIDENTIAL TREATMENT UNDER RULE 24b-2 OF THE EXCHANGE ACT; [*] DENOTES OMISSIONS.

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negotiate in good faith for a reasonable period of time towards a license or similar grant of rights to Predix, on terms to be agreed upon by the Parties, to enable Predix to continue such Development and Commercialization of such [********] as part of the relevant Composition License.

      1.21 "Confidential Information" means all trade secrets, processes, formulas, data, know-how, improvements, inventions, chemical or biological materials, techniques, marketing plans, strategies, customer lists, or other information that has been created, discovered, or developed by a Party, or has otherwise become known to a Party, or to which rights have been assigned to a Party, as well as any other information and materials that are deemed confidential or proprietary to or by a Party (including all information and materials of a Party's customers and any other Third Party), in each case that are disclosed by such Party to the other Party in connection with the Agreement or the performance of the Parties hereunder, regardless of whether any of the foregoing are marked "confidential" or "proprietary" or communicated to the other by the disclosing Party in oral, written, graphic, or electronic form. For purposes of this Agreement, any know-how that is subject to a license granted hereunder shall be treated as being Confidential Information of both the licensor and the licensee.

      1.22 "Controlled" or "Controls", when used in reference to intellectual property or intellectual property rights, means the legal authority or right of a Party hereto (or any of its Affiliates) to grant a license or sublicense of intellectual property rights to another Party, or to otherwise disclose proprietary or trade secret information to such other Party, in each case as provided herein without breaching the terms of any agreement with a Third Party, or misappropriating the proprietary or trade secret information of a Third Party.

      1.23 "Co-Promotion Indication" has the meaning set forth in Section 5.1.

      1.24 "Designated Country" means any country in which all field sales and marketing activities can be conducted by [********] or fewer field sales representatives in a manner that meets Commercially Reasonable Efforts. For avoidance of doubt, "Designated Countries" will not include any of the following countries: the [********].

      1.25 "Development" means research and drug development activities, both non-clinical and clinical, that are reasonably related to the development and submission to a Regulatory Authority of information, including toxicology, pharmacology and other discovery and pre-clinical efforts (including any Additional Predix Research), test method development and stability testing, manufacturing process development, formulation development, delivery system development, quality assurance and quality control development, statistical analysis, clinical studies (specifically excluding regulatory activities directed to obtaining pricing and reimbursement approvals). When used as a verb, "Develop" means to engage in Development.

      1.26 "Development Plan" means a high-level plan specifying clinical development and, as applicable, Commercialization activities for Program Products (including a description of the anticipated timing to start, perform and complete such activities, annual projected development budgets developed with respect to Program Compounds that have reached the stage in which GLP Toxicology Studies are performed (or are more advanced), and anticipated phases and milestones

PORTIONS OF THIS EXHIBIT WERE OMITTED AND HAVE BEEN FILED SEPARATELY WITH THE SECRETARY OF THE COMMISSION PURSUANT TO THE COMPANY'S APPLICATION REQUESTING CONFIDENTIAL TREATMENT UNDER RULE 24b-2 OF THE EXCHANGE ACT; [*] DENOTES OMISSIONS.

associated with such activities) to be undertaken with respect to Development and Commercialization of Program Products in the Territory.

      1.27 "Dollar" or "$" means the lawful currency of the United States.

      1.28 "Effective Date" means the date specified in the initial paragraph of this Agreement.

      1.29 "EMEA" means the European Agency for the Evaluation of Medicinal Products, or any successor agency thereto.

      1.30 "Europe" means the countries comprising the European Union as it may be constituted from time to time, together with those additional countries included in the European Economic Area as it may be constituted from time to time, and any successors to, or new countries created from, any of the foregoing.

      1.31 "Existing Licenses" has the meaning set forth in Section 8.2.

      1.32 "FDA" means the U.S. Food and Drug Administration, or any successor agency thereto.

      1.33 "Federal Court" has the meaning set forth in Section 14.8.

      1.34 "Field" means all uses, including the diagnosis, prevention, treatment or control of any human or animal disease, disorder or condition.

      1.35 "First Commercial Sale" means, with respect to any product, the first sale for use or consumption by the general public of such product in any country in the Territory after Approval of such product has been granted, or such marketing and sale is otherwise permitted, by the Regulatory Authority of such country.

      1.36 "GAAP" means generally accepted accounting principles in the United States.

      1.37 "Generic Product" means any pharmaceutical product containing as a [********] a [********] (or any salt, solvate, crystalline or noncrystalline form of such [********]) that is also contained in a [********], and which pharmaceutical product is sold in the same country as such [********] by any Third Party that is not a Sublicensee, one of Amgen's Affiliates or otherwise acting on Amgen's behalf in conducting such sales.

      1.38 "IND" means an Investigational New Drug Application, as defined in the Act, filed with the FDA or its foreign counterparts.

      1.39 "Indemnification Claim" has the meaning set forth in Section 11.3.

      1.40 "Indemnitee" has the meaning set forth in Section 11.3.

      1.41 "Indemnitor" has the meaning set forth in Section 11.3.

      1.42 "IP Transition Date" has the meaning set forth in Section 9.2.2.

PORTIONS OF THIS EXHIBIT WERE OMITTED AND HAVE BEEN FILED SEPARATELY WITH THE SECRETARY OF THE COMMISSION PURSUANT TO THE COMPANY'S APPLICATION REQUESTING CONFIDENTIAL TREATMENT UNDER RULE 24b-2 OF THE EXCHANGE ACT; [*] DENOTES OMISSIONS.

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      1.43 "Joint Invention" has the meaning set forth in Section 9.1.

      1.44 "Joint Patents" has the meaning set forth in Section 9.1.

      1.45 "Laws" means all laws, statutes, rules, regulations and ordinances having the effect of law of any federal, national, multinational, state, provincial, county, city or other political subdivision, domestic or foreign.

      1.46 "Licensed Compound", except as otherwise specifically provided in [********], means all compounds that Modulate the S1P1 receptor and (a) the composition of matter of which are claimed by the [********] in the form attached hereto (regardless of whether such claims are [********] through prosecution of the [********] to [********] such compounds), or (b) the composition of matter of which are claimed by a Valid Claim within the Licensed Patents filed following the Effective Date and that arise out of the performance of the [********], and/or (c) are [********] a compound described in the foregoing "(a)" or "(b)". For avoidance of doubt any metabolic precursors or prodrugs, isomers, metabolites, hydrates, anhydrides, solvates, salt forms, free acids or bases, esters, amides, ethers, complexes, conjugates or polymorphs of any compounds covered by the foregoing clauses (a), (b) or (c) are also "Licensed Compounds."

      1.47 "Licensed Know-How" means all technical information and know-how Controlled by Predix or its Affiliates during the term of this Agreement (including all biological, chemical, pharmacological, toxicological, clinical, assay and related know-how and trade secrets, and all manufacturing data, the specifications of ingredients, the manufacturing processes, specifications, sourcing information, assays, quality control and testing procedures, and related know-how and trade secrets) that is necessary or useful for the manufacture, Development and/or Commercialization of Program Compounds or Program Products. For avoidance of doubt, "Licensed Know-How" does not include any know-how, or any intellectual property related thereto, that constitutes or is related to in-silico drug design, discovery or development technology, including the in silico receptor modeling and drug design technology licensed by Predix from RAMOT (Tel Aviv University).

      1.48 "Licensed Patents" means all Patent Rights Controlled by Predix or its Affiliates as of the Effective Date or during the term of this Agreement that claim the composition of matter of a modulator of the S1P1 receptor, or a method of manufacture, use or formulation thereof. Licensed Patents include Predix's interest in Joint Patents. For avoidance of doubt, the Licensed Patents shall include the Scaffold Patent Applications

      1.49 "Licensed Product" means any pharmaceutical product containing a Licensed Compound, in all forms, presentations, formulations and dosage forms.

      1.50 "Losses and Claims" has the meaning set forth in Section 11.1.

      1.51 "MAA Approval" means approval by the EMEA of a marketing authorization application ("MAA") filed with the EMEA for a Program Product under the centralized European procedure. If the centralized EMEA filing procedure is not used, MAA Approval shall be achieved upon the first Approval for the applicable Program Product in [********].

      1.52 "Major Market" means the [********].


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PORTIONS OF THIS EXHIBIT WERE OMITTED AND HAVE BEEN FILED SEPARATELY WITH THE
SECRETARY OF THE COMMISSION PURSUANT TO THE COMPANY'S APPLICATION REQUESTING CONFIDENTIAL TREATMENT UNDER RULE 24b-2 OF THE EXCHANGE ACT; [*] DENOTES OMISSIONS.

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      1.53 "Modulate" means, with reference to a compound, that it: (i) has any activity with an [****] or [****] for the S1P1 receptor that equals or is less than [****] and (ii) is or was developed at least in part because of its modulatory effect on the S1P1 receptor, giving consideration to the overall intent as evidenced, for example, by patent applications, scientific publications or Regulatory Filings of the developing Party related to such compound. For purposes of this definition, [****] means the[****] of a compound, which produces [****] of the maximum possible response in a biological assay and [****] means the [****] of a compound, which produces [****] of the maximum possible inhibitory response in a biological assay.

      1.54 "Modulator" means a compound that Modulates the S1P1 receptor.

      1.55 "NDA" means a New Drug Application filed with the FDA required for marketing approval for the applicable Program Product in the U.S.

      1.56 "NDA Approval" means the approval of an NDA by the FDA for the applicable Program Product in the U.S.

      1.57 "NDA Filing" means the acceptance by the FDA of the filing of an NDA for the applicable Program Product.

      1.58 "Net Sales" means, with respect to any Program Product, the amount invoiced by a Party, an Affiliate of such Party, or any permitted Sublicensee of such Party for sales of such Program Product to a Third Party less:

      (a) discounts (including cash discounts, prompt payment discounts, quantity discounts and patient discount program discounts), retroactive price reductions, charge-back payments and rebates granted to managed health care organizations or to federal, state and local governments, their agencies, and purchasers and reimbursers or to trade customers (a "Discount"); provided however, that where any such Discount is based on sales of a bundled set of products in which such Program Product is included, the Discount shall be allocated to such Program Product on a pro rata basis based on the sales value (i.e., the unit average selling price multiplied by the unit volume) of the Program Product relative to the sales value contributed by the other constituent products in the bundled set, with respect to such sale;

      (b) credits or allowances upon claims, damaged goods, rejections or returns of such Program Product, including such Program Product returned in connection with recalls or withdrawals;

      (c) freight out, postage, shipping and insurance charges for delivery of such Program Product; and

      (d) taxes or duties levied on, absorbed or otherwise imposed on the sale of such Program Product, including value-added taxes, or other governmental charges otherwise imposed upon the invoiced amount, as adjusted for rebates and refunds, to the extent not paid by the Third Party.


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PORTIONS OF THIS EXHIBIT WERE OMITTED AND HAVE BEEN FILED SEPARATELY WITH THE
SECRETARY OF THE COMMISSION PURSUANT TO THE COMPANY'S APPLICATION REQUESTING CONFIDENTIAL TREATMENT UNDER RULE 24b-2 OF THE EXCHANGE ACT; [*] DENOTES OMISSIONS.

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      Any disposal of Program Products for, or use of Program Products in,
clinical or pre-clinical trials (including Phase 4 Trials), given as free samples, or distributed at no charge to patients unable to purchase Program Products shall not be included in Net Sales.

      Upon any sale or other disposal of any Program Product, that should be included in Net Sales, for any consideration other than exclusively monetary consideration on arm's length terms, then for purposes of calculating the Net Sales under this Agreement, such Program Product shall be deemed to be sold exclusively for money at the average sales price during the applicable reporting period generally achieved for such Program Product in such country in which such sale or other disposal occurred when such Program Product is sold alone and not with other products.

      Net Sales shall be determined in accordance with GAAP.

      In the case of any Combination Product sold in the Territory, Net Sales for such Combination Product shall be calculated by multiplying actual Net Sales of such Combination Product by the fraction A/(A+B) where A is the invoice price of the Program Product if sold separately, and B is the total invoice price of the other active ingredient or ingredients in the Combination Product, if sold separately. If, on a country-by-country basis, the Program Product is sold separately in said country but the other active ingredient(s) in the Combination Product are not sold separately in said country, Net Sales for the purpose of determining royalties of the Combination Product shall be calculated by multiplying actual Net Sales of such Combination Product by the fraction A/D, where A is the invoice price of the Program Product sold separately in said country, and D is the invoice price of the Combination Product in said country. If, on a country-by-country basis, the Program Product is not sold separately in said country but the other active ingredient(s) in the Combination Product are sold separately in said country, Net Sales for the purpose of determining royalties of the Combination Product shall be calculated by multiplying actual Net Sales of such Combination Product by the result of the equation 1-(X/Y), where X is the total invoice price of the other active ingredient(s) sold separately in said country, and Y is the invoice price of the Combination Product in said country. If neither the Program Product nor the other active ingredient(s) are sold separately in a given country, the Parties shall determine Net Sales for such Combination Product by mutual agreement based on the relative contribution of the Program Compound and each other active ingredient to the Combination Product, and shall take into account in good faith any applicable allocations and calculations that may have been made for the same period in other countries (giving more weight to allocations made for Major Market Countries than for other countries).

      For purposes of the preceding paragraph, the invoice price of a Program Product (which is not a Combination Product) sold separately for an indication designated as an "Orphan Product" under the U.S. Orphan Drug Act, as amended, shall not be used to calculate Net Sales for any Combination Product, except when such Combination Product is approved for an indication designated as an "Orphan Product" under the U.S. Orphan Drug Act, as amended.

      Net Sales shall not include any payments among Amgen, its Affiliates and Sublicensees.

      1.59 "Other Compound" means a compound which Amgen has acquired or desires to acquire, or for which Amgen has acquired or desires to acquire a license under a Patent Right

PORTIONS OF THIS EXHIBIT WERE OMITTED AND HAVE BEEN FILED SEPARATELY WITH THE SECRETARY OF THE COMMISSION PURSUANT TO THE COMPANY'S APPLICATION REQUESTING CONFIDENTIAL TREATMENT UNDER RULE 24b-2 OF THE EXCHANGE ACT; [*] DENOTES OMISSIONS.

claiming the composition of matter of such compound, on or after the Effective Date which is or becomes a Modulator.

      1.60 "Other Product" means a pharmaceutical product that is comprised of or incorporates an Other Compound, in all forms, presentations, formulations and dosage forms.

      1.61 "Patent Rights" means specified patents and patent applications (including provisional applications and claims therein) and (a) any foreign counterparts thereof, (b) all divisionals, continuations, continuations-in-part thereof or any other patent application claiming priority to (i) any such specified patents or patent applications or (ii) any patent or patent application from which such specified patents or patent applications claim priority, and (c) all patents issuing on any of the foregoing, and any foreign counterparts thereof, together with all registrations, reissues, re-examinations, renewals, supplemental protection certificates, or extensions of any of the foregoing, and any foreign counterparts thereof.

      1.62 "Person" means any individual, firm, corporation, partnership, limited liability company, trust, business trust, joint venture, governmental authority, association or other entity.

      1.63 "Phase 1 Trial" means a human clinical trial of a Program Product, the principal purpose of which is a preliminary determination of safety in healthy individuals or patients, as described in 21 C.F.R. 312.21(a), or a similar clinical study prescribed by the Regulatory Authorities in a foreign country. For purposes of this Agreement, "start of a Phase 1 Trial" for a Program Product means the first dosing of such Program Product in a human in a Phase 1 Trial.

      1.64 "Phase 2 Trial" means a human clinical trial of a Program Product, the principal purpose of which is a determination of safety and preliminary efficacy in the target patient population, as described in 21 C.F.R. 312.21(b), or a similar clinical study prescribed by the Regulatory Authorities in a foreign country. For purposes of this Agreement, "start of a Phase 2 Trial" for a Program Product means the first dosing of such Program Product in a human patient in a Phase 2 Trial.

      1.65 "Phase 2b Trial" means a Phase 2 Trial of a Program Product, the principal purpose of which is a determination of safety and sufficient potential efficacy to progress such Program Product to a Phase 3 Trial. For purposes of this Agreement, "start of a Phase 2b Trial" for a Program Product means the first dosing of such Program Product in a human patient in a Phase 2b Trial.

      1.66 "Phase 3 Trial" means a human clinical trial of a Program Product on a sufficient number of subjects that is designed to establish that a pharmaceutical product is safe and efficacious for its intended use, and to determine warnings, precautions, and adverse reactions that are associated with such pharmaceutical product in the dosage range to be prescribed, which trial is intended to support Approval of a Program Product, as described in 21 C.F.R. 312.21(c), or a similar clinical study prescribed by the Regulatory Authorities in a foreign country. For purposes of this Agreement, "start of a Phase 3 Trial" for a Program Product means the first dosing of such Program Product in a human patient in a Phase 3 Trial.

      1.67 "Phase 4 Trial" means a human clinical trial for a Program Product commenced after receipt of Approval in the country for which such trial is being conducted and that is

PORTIONS OF THIS EXHIBIT WERE OMITTED AND HAVE BEEN FILED SEPARATELY WITH THE SECRETARY OF THE COMMISSION PURSUANT TO THE COMPANY'S APPLICATION REQUESTING CONFIDENTIAL TREATMENT UNDER RULE 24b-2 OF THE EXCHANGE ACT; [*] DENOTES OMISSIONS.

conducted within the parameters of the Approval for the Program Product. Phase 4 Trials may include epidemiological studies, modeling and pharmacoeconomic studies, investigator sponsored clinical trials of Program Product and post-marketing surveillance studies.

      1.68 "Program Compounds" means all Licensed Compounds, Amgen Compounds and Acquired Compounds. Program Compounds shall also include any other [********] (other than Licensed Compounds, Amgen Compounds and Acquired Compounds) [********] or their Affiliates, the manufacture, use or sale of which would [********] a [********].

      1.69 "Program Patents" means all Licensed Patents and Amgen Patents, and all Joint Patents claiming S1P1 receptor modulators or a method of manufacture, use or formulation thereof.

      1.70 "Program Product" means any pharmaceutical product containing a Program Compound, in all forms, presentations, formulations and dosage forms.

      1.71 "Regulatory Authority" means any national or supranational governmental authority, including the FDA, EMEA or Koseisho (i.e., the Japanese Ministry of Health and Welfare, or any successor agency thereto), that has responsibility in countries in the Territory over the Development and/or Commercialization of the Program Compounds and Program Products.

      1.72 "Regulatory Filings" means all regulatory applications, filings, Approvals and associated correspondence required in connection with the manufacture, Development, Commercialization, marketing, sale and importation of Program Products in, or into, each country or jurisdiction in the Territory.

      1.73 "Royalty Term" means, on a country-by-country and product-by-product basis, the period commencing on the First Commercial Sale of a particular Program Product in a country and lasting until the later of (i) ten (10) years after the First Commercial Sale of such Program Product in such country or (ii) the expiration of the last to expire Program Patent in such country (including any extensions of such patents under applicable Laws, including patent term extensions, pediatric exclusivity extensions or supplemental protection certificates or their equivalents in any country) with a Valid Claim claiming the Program Product or its use for which Approval has been obtained in such country.

      1.74 "Scaffold Patent Applications" means the patent applications attached hereto as Appendix A.

      1.75 "State Court" has the meaning set forth in Section 14.8.

      1.76 "Sublicense" means the written agreement pursuant to which a Third Party becomes a Sublicensee.

      1.77 "Sublicensee" means any Third Party granted a sublicense by Amgen of any of the rights licensed to Amgen by Predix under Section 2.1. For avoidance of doubt: (i) a "Sublicensee" shall include a Third Party to whom Amgen has granted the right, under the rights licensed to Amgen under Section 2.1, to promote or distribute a Program Product if such Third Party is primarily responsible for marketing and promotion of such Program Product within a

PORTIONS OF THIS EXHIBIT WERE OMITTED AND HAVE BEEN FILED SEPARATELY WITH THE SECRETARY OF THE COMMISSION PURSUANT TO THE COMPANY'S APPLICATION REQUESTING CONFIDENTIAL TREATMENT UNDER RULE 24b-2 OF THE EXCHANGE ACT; [*] DENOTES OMISSIONS.

particular country, (ii) a "Sublicensee" shall also include the party to a further sublicense as set forth in Section 2.2(b)(v), (iii) a "Sublicensee" shall not include service providers hired on a fee-for-service basis by Amgen, an Affiliate or Sublicensee to assist in or perform Development, manufacture or Commercialization activities, for example, contract research organizations, contract manufacturing organizations and contract sales organizations, provided that Amgen, an Affiliate or Sublicensee remain primarily responsible for the overall Development, manufacture or Commercialization of the relevant Program Product, and as such, amgen shall have the right to enter into such arrangements without Predix's consent and without otherwise being subject to the provisions herein relating to the grant or continued effectiveness of Sublicenses, and (iv) a "Sublicensee" shall not include parties with non-exclusive rights to participate in customary drug product supply and distribution chains such as drug distributors and wholesalers, and as such, amgen shall have the right to enter into such arrangements without Predix's consent and without otherwise being subject to the provisions herein relating to the grant or continued effectiveness of Sublicenses.

      1.78 "Surviving Sublicensee" has the meaning set forth in Section 2.2(b).

      1.79 "Territory" means worldwide.

      1.80 "Third Party" means any Person other than Amgen, Predix and their respective Affiliates.

      1.81 "Title 11" has the meaning set forth in Section 12.6.

      1.82 "Transfer License" means a [********] license granted by Amgen to Predix, under certain circumstances, to all intellectual property rights (including patent applications, patents, trade secrets, and copyrights) (a) arising out of the performance of the Collaboration (other than patent rights claiming compositions of matter of compounds which are not [********]), which license is to make, use (including in activities directed at the research and Development of compounds and products), have made, sell, offer to sell, export, import and otherwise exploit or Commercialize [********] and [********], or (b) [********] by [********] as of the termination date of this Agreement that are necessary for or used, as of the termination date, in (that is, intellectual property that has become [********] the manufacture, development or commercialization of the applicable [********] within the Collaboration and without which [********] is available without causing [********] or requiring [********]) the research, development and commercialization of [********] or [********], which license would be to make, use (including in activities directed at the research and Development of compounds and products), have made, sell, offer to sell, export, import and otherwise exploit or Commercialize the specific [********] or [********] for which the intellectual property [********] or in which the intellectual property has [********] as of the [********] of this Agreement. When entering into any [********] or [********] with [********] with respect to [********] described in the foregoing clause "(b)", [********] shall use [********] to acquire the rights to provide a [********] or [********] to [********] to such [********] (and [********] or [********] thereby) as part of a [********] as provided herein. Such licenses shall be [********] with respect to Amgen's rights in all technology that is commercially useful solely in connection with one or more specific [********] or [********]. Such licenses shall be [********] otherwise. Such license shall be [********].

PORTIONS OF THIS EXHIBIT WERE OMITTED AND HAVE BEEN FILED SEPARATELY WITH THE SECRETARY OF THE COMMISSION PURSUANT TO THE COMPANY'S APPLICATION REQUESTING CONFIDENTIAL TREATMENT UNDER RULE 24b-2 OF THE EXCHANGE ACT; [*] DENOTES OMISSIONS.

      1.83 "United States" or "U.S." means the United States of America.

      1.84 "Valid Claim" means a claim of (i) an issued and unexpired patent or a supplementary protection certificate, which claim has not been revoked or held invalid or unenforceable by a court or other government agency of competent jurisdiction from which no appeal can be or has been taken and has not been held or admitted to be invalid or unenforceable through re-examination or disclaimer, reissue, opposition procedure, nullity suit or otherwise, or (ii) solely for purposes of determining the Royalty Term for Program Patents, a [********] that has not been [********], which claim in the case of clause (i) or (ii) covers a Program Product, its manufacture or use provided, however, that if a claim of a [********] shall not have [********] within [****] (or in Japan, [****]) after the earliest filing date from which such claim takes priority, such claim shall not constitute a Valid Claim for the purposes of this Agreement unless and until a [********] within the Program Patents [********] with such claim.

                                    ARTICLE 2

                                  LICENSE GRANT

      2.1 License for Program Compounds and Program Products. Subject to all the terms and conditions set forth in this Agreement (including the reservation of rights in Section 2.5), Predix hereby grants to Amgen a non-transferable (except as provided in Section 14.4), exclusive (even as to Predix and its Affiliates) license, with the right to sublicense in accordance with Section 2.2, under the Licensed Patents and Licensed Know-How, to make, use (including in activities directed at the research and Development of Program Compounds and Program Products), have made, sell, offer to sell, export, import and otherwise exploit or Commercialize Program Compounds and Program Products in the Field in the Territory.

      2.2 Sublicenses. Amgen shall have the right to grant sublicenses of same or lesser scope with respect to the rights licensed to Amgen under Section 2.1 solely in accordance with this Section 2.2.

            (a) Amgen shall have the right to grant Sublicenses in a country or on a regional basis under Licensed Patents and Licensed Know-How; provided, however, that Amgen shall not, without the prior approval of Predix (such approval not to be unreasonably withheld), grant any such Sublicenses that include the right of the Sublicensee to: (i) perform research or development of a Program Compound or Program Product prior to the receipt of Approval of the first Program Product in a Major Market, or (ii) market or sell a Licensed Product in a Major Market (excluding arrangements with distributors or wholesalers customary in the industry).

            (b) Subject to Section 2.2(a), Amgen shall have the right to enter into a Sublicense with a Third Party, provided that:

                  (i) such Sublicense shall be subordinate to the terms and conditions of this Agreement, and shall not limit the ability of Amgen (individually or through the activities of its Sublicensee) to fully perform all of its obligations under this Agreement or limit Predix's rights under this Agreement;

PORTIONS OF THIS EXHIBIT WERE OMITTED AND HAVE BEEN FILED SEPARATELY WITH THE SECRETARY OF THE COMMISSION PURSUANT TO THE COMPANY'S APPLICATION REQUESTING CONFIDENTIAL TREATMENT UNDER RULE 24b-2 OF THE EXCHANGE ACT; [*] DENOTES OMISSIONS.

                  (ii) promptly after execution of the Sublicense agreement, Amgen shall provide a copy of such Sublicense agreement to Predix, which copy may be redacted to exclude financial terms and confidential scientific information, provided that all other relevant terms and information shall be retained and such copy shall be treated as Amgen Confidential Information hereunder;

                  (iii) Amgen shall remain responsible for the performance of this Agreement and the performance of its Sublicensees hereunder, the payment of all payments due, and making reports and keeping books and records, and shall cause such Sublicensee to enable Amgen to comply with the terms and conditions of this Agreement;

                  (iv) each Sublicense granted by Amgen to any right licensed to it hereunder shall terminate immediately upon the termination of the license from Predix to Amgen with respect to such right hereunder, provided that such Sublicense shall not terminate if, as of the effective date of such termination by Predix under Section 12.2, the Sublicensee is not in material breach of its obligations to Amgen under its Sublicense agreement, and within thirty (30) days of such termination the Sublicensee agrees in writing to be bound directly to Predix under a license agreement substantially similar to this Agreement with respect to the rights sublicensed hereunder, substituting such Sublicensee (a "Surviving Sublicensee") for Amgen, and provided further that (A) such license agreement shall not prejudice any remedy Predix may have against Amgen for the circumstances which were the basis for such termination by Predix; (B) the scope of the rights granted to the Surviving Sublicensee under such license agreement (with respect to licensed activities, Licensed Compounds, Licensed Products and territory) shall be equal to the scope of the rights that had been sublicensed by Amgen to the Surviving Sublicensee pursuant to the Sublicense agreement; and
(C) such license agreement shall obligate the Surviving Sublicensee to pay directly to Predix amounts corresponding to those set forth in Sections 7.2, 7.3 and 7.4 hereof which are payable based on the activities of such Surviving Sublicensee, its Affiliates and its Sublicensees; and

                  (v) Amgen shall have the right to grant to Sublicensees the right to grant further sublicenses of same or lesser scope as its sublicense from Amgen under the grants contained in Section 2.1, provided that such further sublicenses shall be in accordance with and subject to all of the terms and conditions of this Section 2.2 (i.e., a sublicensee shall be subject to this Section 2.2 in the same manner and to the same extent as Amgen) and each such further sublicensee shall be a "Sublicensee" for all purposes hereunder (subject to the exclusions to such definition provided in Section 1.77).

      For the avoidance of doubt, Amgen shall have the right to grant sublicenses without Predix's consent and without otherwise being subject to the provisions herein relating to the grant or continued effectiveness of Sublicenses, as and to the extent provided in clauses (iii) and (iv) of the definition of the term "Sublicensee".

      Notwithstanding the foregoing, Amgen shall have the right to grant Sublicenses of the rights granted to Amgen under Section 2.1 hereof to Third Parties without the consent of Predix for any countries which qualify as Designated Countries at the time of the grant of such Sublicense.

PORTIONS OF THIS EXHIBIT WERE OMITTED AND HAVE BEEN FILED SEPARATELY WITH THE SECRETARY OF THE COMMISSION PURSUANT TO THE COMPANY'S APPLICATION REQUESTING CONFIDENTIAL TREATMENT UNDER RULE 24b-2 OF THE EXCHANGE ACT; [*] DENOTES OMISSIONS.

      2.3 No Trademark License. Except as provided in this Section 2.3, no right or license, express or implied, is granted to Amgen to use any trademark, trade name, trade dress or service mark owned or Controlled by Predix or any of its Affiliates. Amgen, at its sole cost and expense, shall be responsible for the selection, registration and maintenance of all trademarks which it employs in connection with its activities conducted pursuant to this Agreement.

      2.4 No Implied Licenses. No license or other right is or shall be created or granted hereunder by implication, estoppel or otherwise. All such licenses and rights are or shall be granted only as expressly provided in this Agreement.

      2.5 Retained Rights. Predix retains the rights to practice the Licensed Patents and use the Licensed Know-How, in each case solely to perform research and development as provided in Section 2.6.1 and to exercise its rights under
Article 5 if applicable. All rights not expressly granted hereunder are reserved by Predix and may be used by Predix for any purpose.

      2.6 Research; Samples.

            2.6.1 Predix Research. During the first fifteen (15) months following the Effective Date, Predix will use commercially reasonable efforts, at Predix's cost, to design, discover and develop additional Modulators based on the scaffolds identified in the Scaffold Patent Applications and/or alternative scaffolds to be identified and agreed upon by the Parties and such other research activities as may be permitted by the JSC in writing either during or after such fifteen (15) month period (the "Additional Predix Research"). The goal of the Additional Predix Research will be the identification of compounds selective for S1P1 receptor (specific criteria to be established by the JSC). The JSC will direct the research to be performed by Predix but Predix will control the execution of the Additional Predix Research. Predix's performance of the Additional Predix Research shall not limit in any way Amgen's right to conduct Development of Program Products, including screening compounds identified within the Scaffold Patent Applications or performing activities or working on compounds that Predix is also performing or working on in the Additional Predix Research. Predix will provide to the JSC or Amgen, as the case may be, updates on the progress and results of the Additional Predix Research during the first fifteen (15) months of the term of this Agreement.

            2.6.2 Provision of Existing Samples of Licensed Compounds and Licensed Know-How. Within twenty (20) days after the Effective Date, Predix shall transfer to Amgen at least one (1) gram of PRX-13038 and available additional quantities of PRX-13038 and any and all other Licensed Compounds in Predix's possession as of the Effective Date. Promptly after the Effective Date, Predix will provide to Amgen the Licensed Know-How in sufficient form and detail to permit Amgen to use and/or practice the Licensed Know-How. Predix and Amgen will cooperate in advance of and during such transfer of Licensed Know-How to minimize, to the extent reasonably possible, the burden on each of the Parties relating thereto and Predix will make persons who are knowledgeable about such Licensed Know-How reasonably available to Amgen during the first three (3) months after the first JSC meeting to provide to Amgen context or other useful information relating to the Licensed Know-How as reasonably requested by Amgen.

PORTIONS OF THIS EXHIBIT WERE OMITTED AND HAVE BEEN FILED SEPARATELY WITH THE SECRETARY OF THE COMMISSION PURSUANT TO THE COMPANY'S APPLICATION REQUESTING CONFIDENTIAL TREATMENT UNDER RULE 24b-2 OF THE EXCHANGE ACT; [*] DENOTES OMISSIONS.

                                    ARTICLE 3

                                   DEVELOPMENT

      3.1 Joint Steering Committee. The Parties shall form a Joint Steering Committee (the "JSC") to oversee the collaborative product discovery efforts. The JSC will meet once per Calendar Quarter to share information and discuss progress and may meet more often as mutually agreed to enable the Parties to collaborate and leverage the expertise of both Parties. Amgen will have final decision-making authority on all research matters. Both Parties would provide quarterly updates to the JSC of their respective efforts and results in the discovery and Development of Program Compounds and Program Products. During clinical development of Program Compounds, the JSC will meet quarterly as a vehicle to update Predix on the progress of Program Products, protocols, timing of initiation and results of clinical trials, results of toxicology studies and changes to the Development Plan for Program Products. Notwithstanding the foregoing, Predix can elect at any time after the first fifteen (15) months of the term of the Agreement, on ten (10) days prior notice to Amgen, to withdraw from participation in the JSC and the JSC shall be disbanded upon such withdrawal. Thereafter, all information that Amgen was required to report to the JSC shall be delivered by Amgen directly to Predix.

      3.2 Development Plan. A summary of the initial Development Plan for the Program Products will be provided by Amgen to Predix no later than sixty (60) days after the Effective Date. During the term of the Agreement, Amgen will provide Predix with any significant updates and revisions to the Development Plan at or in conjunction with JSC meetings, to the extent Amgen has the right to do so under an agreement with a Sublicensee where applicable. Amgen will give good faith consideration to the recommendations of Predix with respect to suggested amendments to the Development Plan, including the selection of first indication to be pursued for the first Program Compound.

      3.3 Records. Amgen shall maintain, and shall use reasonable efforts to require its contractors and Sublicensees to maintain, complete and accurate records of all work conducted in furtherance of the Development and Commercialization of Program Compounds and Program Products and all results, data and developments made in conducting such activities. Amgen's records shall be complete and accurate and shall fully and properly reflect all such work done and results achieved by Amgen consistent with good scientific practices within the biopharmaceutical industry and as appropriate for patent and regulatory purposes.

      3.4 Subcontracting. Subject to and without limiting Section 2.2, Amgen may perform any activities in support of its Development and/or Commercialization of Licensed Compounds and Licensed Products through its Affiliates or through subcontracting to a Third Party contractor or contract service organization, provided that: (a) none of the rights of Predix hereunder are materially adversely affected as a result of such subcontracting; (b) any such Third Party subcontractor to whom Amgen discloses Confidential Information of Predix shall enter into an appropriate written agreement obligating such Third Party to be bound by obligations of confidentiality and restrictions on use of such Predix Confidential Information that are no less restrictive than the obligations in this Agreement; (c) Amgen will use [********] to gain the written agreement of such Third Party to assign or license (with the right to grant sublicenses) to Amgen any inventions (and Patent Rights claiming such inventions) made by such Third Party in

PORTIONS OF THIS EXHIBIT WERE OMITTED AND HAVE BEEN FILED SEPARATELY WITH THE SECRETARY OF THE COMMISSION PURSUANT TO THE COMPANY'S APPLICATION REQUESTING CONFIDENTIAL TREATMENT UNDER RULE 24b-2 OF THE EXCHANGE ACT; [*] DENOTES OMISSIONS.

performing such services for Amgen, that are necessary to the Development or Commercialization of Program Compounds or Program Products; and (d) Amgen shall at all times be responsible for the performance of such subcontractor. Amgen shall have no limitations or restrictions under this Section 3.4 with respect to Amgen Compounds, Amgen Products, Acquired Compounds or Acquired Products.

      3.5 Reporting and Access Limits. All information received or obtained by Predix under Article 2 or this Article 3 shall be treated as Amgen Confidential Information hereunder.

                                    ARTICLE 4

                         RESPONSIBILITIES AND DILIGENCE

      4.1 Responsibilities and Costs. Amgen shall have sole responsibility and final decision-making authority for, and shall bear the cost of conducting, all Development, manufacturing, regulatory activities and Commercialization with respect to the Program Compounds and Program Products, except for the Additional Predix Research which will be governed by Section 2.6.1 and co-promotion activities of Predix contemplated under Section 5.1 and as set forth in any co-promotion agreement contemplated therein.

      4.2 Regulatory Responsibilities and Costs. Amgen shall have sole responsibility and final decision-making authority for, and shall bear the cost of conducting, the preparation, filing, maintenance and ownership (subject to assignment to Predix of certain Regulatory Filings under certain circumstances) of all Regulatory Filings relating to the Program Compounds and Program Products. Upon Predix's request, Amgen would provide Predix copies of Regulatory Filings with respect to Program Compounds and Program Products (other than Acquired Compounds and Acquired Products), excluding CMC section(s). Amgen shall be responsible for meeting the requirements of all pre-approval inspections required by any Regulatory Authorities. Except as expressly provided in this Agreement, as between the Parties, Amgen or its Affiliate or Sublicensee shall own all INDs, Approvals and submissions in connection with Program Compounds and Program Products and all Approvals shall be obtained by and in the name of Amgen or its Affiliate or Sublicensee.

      4.3 Commercially Reasonable Efforts. Amgen (or its Affiliates or Sublicensees, as applicable) shall use Commercially Reasonable Efforts to Develop, obtain Approvals for and Commercialize at least one Program Product (other than an Acquired Product). Amgen will promptly notify Predix (directly or through the JSC) if Amgen concludes that the continued Development of any Program Compound that has been tested in a human, or the continued Commercialization of any Program Product, should or will be suspended or terminated. Such notice shall include the reason(s) for such conclusion and, if Predix so requests, the JSC shall promptly convene to discuss the decision and other possible alternatives.

      4.4 Marking. Each Program Product Commercialized by Amgen under this Agreement shall be marked (to the extent required by applicable Law): (i) with a notice that such Program Product is sold under a license from Predix (as applicable) and (ii) with applicable patent and other intellectual property notices relating to the Licensed Patents in such a manner as

PORTIONS OF THIS EXHIBIT WERE OMITTED AND HAVE BEEN FILED SEPARATELY WITH THE SECRETARY OF THE COMMISSION PURSUANT TO THE COMPANY'S APPLICATION REQUESTING CONFIDENTIAL TREATMENT UNDER RULE 24b-2 OF THE EXCHANGE ACT; [*] DENOTES OMISSIONS.

may be required in order to have and preserve access to the full rights and remedies provided for patent owners under applicable Law.

                                    ARTICLE 5

                     PREDIX OPTION TO CO-PROMOTE IN THE U.S.

      5.1 Predix Option to Co-Promote. Predix shall have the option to co-promote one Program Product (other than an Acquired Product) in the U.S. for one indication to be jointly selected by Predix and Amgen upon exercise of the option by Predix (the "Co-Promotion Indication"). Such option shall be exercisable at any time commencing on the Effective Date of the Agreement and for a period of [****] thereafter. If Predix does not exercise the co-promotion option within such [****] period, such option shall terminate at the end of such [****] period. Such option shall be exercisable by Predix providing written notice to Amgen of its desire to exercise the option. The notice of exercise from Predix shall specify the percentage of such sales force that Predix desires to provide, subject to the following limits. Predix shall provide no more than [****] of the sales force who will promote the relevant Program Product to specialty physicians in the United States, provided that, in no event will the number of sales representatives provided by Predix exceed [****]. Predix shall not be permitted to transfer, assign or sublicense its co-promotion rights hereunder except as provided in Section 14.4.1, and Predix shall not be permitted to use any persons other than employees of Predix to perform its obligations under this Article 5 at anytime following [****] after commencement by Predix of the detailing activity as part of the co-promotion services for the Program Product for the Co-Promotion Indication in the United States; and Predix shall not be permitted to contract with employees of other companies engaged in the research or development of drug products (other than contract sales organizations) for the performance of its co-promotion activities. Once the option is exercised, the co-promotion shall continue [****], if earlier, until terminated by Predix; provided however, that if the relevant Program Product does not receive all required Approvals for the Co-Promotion Indication to permit promotion and sale of the product for such indication throughout the United States, then the option provided in this Section 5.1 shall [********], subject to the other terms set forth in this Section 5.1, for [********] (subject to [********] until the applicable [********]); provided that, Predix and Amgen shall cooperate in good faith with each other to ensure that the exercise and performance of the co-promotion rights as described herein can be exercised by Predix with the minimum reasonable amount of disruption or adverse impact to Amgen's Commercialization plan for the relevant Program Product in the United States. Upon exercise of the option, the Parties shall enter into a written co-promotion agreement, within ninety (90) days thereafter, specifying the terms of the co-promotion arrangement, which shall be consistent with terms customary [****] and incorporate the terms and conditions set forth in this
Section 5.1 and in Appendix B hereto. Execution of such agreement shall not be a pre-condition to Predix's right to exercise the option and to co-promote the indicated Program Product in the U.S. in the Co-Promotion Indication. Predix's sales representatives will promote the Program Product in the Co-Promotion Indication to specialty physicians in the U.S. in accordance with the Amgen Commercialization plan. Amgen, at its sole expense (not including travel-related expenses (e.g., transportation, hotel, meals) to attend the training), will provide product-specific training for the Predix sales representatives and will supply all promotional and marketing materials used by Amgen to promote the relevant Program Product in the U.S. for the Co-Promotion Indication. Amgen will [****] all marketing,

PORTIONS OF THIS EXHIBIT WERE OMITTED AND HAVE BEEN FILED SEPARATELY WITH THE SECRETARY OF THE COMMISSION PURSUANT TO THE COMPANY'S APPLICATION REQUESTING CONFIDENTIAL TREATMENT UNDER RULE 24b-2 OF THE EXCHANGE ACT; [*] DENOTES OMISSIONS.

advertising, detailing and operational aspects of promotion activities. Amgen will compensate Predix for such co-promotion activities on terms consistent with [****] agreements [****]. Amgen will not participate in start-up costs to build Predix's sales force.

                                    ARTICLE 6

               EXCLUSIVITY; ACQUIRED COMPOUNDS; ACQUIRED PRODUCTS

      6.1 Exclusivity. During the term of the Agreement, the Parties and their respective Affiliates shall not (other than in connection with the activities conducted pursuant to this Agreement), either on their own, or with or for the benefit of any Third Party, research, develop, make, have made, use, offer for sale, sell, have sold, import or otherwise exploit a product that Modulates the S1P1 receptor.

      6.2 Acquisition of Acquired Compounds and Acquired Products; Amgen Option to Terminate. Notwithstanding the restriction set forth in Section 6.1, Amgen shall have the right, during the term of the Agreement, to seek to acquire rights to Other Compounds and Other Products. If Amgen acquires rights, through licensing, assignment or otherwise, to Develop and/or Commercialize one or more Other Compounds or Other Products, Amgen will notify Predix thereof and Amgen will have a period of [****] if the Other Compound or Other Product is [********], or [****] if the Other Compound or Other Product is acquired in connection with a [********], to elect either: (i) to terminate the Agreement, or (ii) to have such Other Compound or Other Product be treated for all purposes under the Agreement as an [********] or [********]. If Amgen decides to terminate the Agreement, such Other Compound or Other Product would not be treated as an [********] or [********] and the termination would be treated as a termination under [********] for purposes of determining the Parties' rights in connection with and following the termination. If Amgen does not so terminate the Agreement, then any such Other Compound will be an [********] and any such Other Product will be an [********].

      6.3 Predix Limited Option [********]. If at anytime during the term of the Agreement, Amgen starts a [********] (or starts a [********]) with an Acquired Product, or acquires an Acquired Product that is already in a [********] (or that is more advanced), and no [********] is then further advanced in development than the [********], then Predix shall be permitted to [********]. In such event, Amgen shall notify Predix of the start of the [********] or decision to make such [********], and Predix shall have a period of: (i) [********] following the later of (A) presentation to the JSC of the [********] from a [********] for such [********] or (B) the start of a [********] for such [********], and (ii) [********] from the JSC review of the [********] for an
[********] that is acquired when it is already in a [********] (or that is more advanced); within which to decide whether to [********] the [********], which [********] in either case shall be effected, if at all, by written notice to Amgen within the applicable period. If Predix elects to [********] the [********] under those circumstances, it shall notify Amgen of such election and Amgen will have the right to either: (a) prevent such [********] by making an election, within [********] of receiving Predix's notice, [****] thereafter with such [********] as if it were a [****] and to pay the [****] thereafter on such [********] as if it were a [****] (subject to all other applicable [****] set forth herein); or (b) to allow such [********] of the [********], in which case such [********]

PORTIONS OF THIS EXHIBIT WERE OMITTED AND HAVE BEEN FILED SEPARATELY WITH THE SECRETARY OF THE COMMISSION PURSUANT TO THE COMPANY'S APPLICATION REQUESTING CONFIDENTIAL TREATMENT UNDER RULE 24b-2 OF THE EXCHANGE ACT; [*] DENOTES OMISSIONS.

shall be treated as a [********] under [****] for purposes of determining the Parties' rights in connection with and following the [********], except that Predix shall, under such circumstances, have [****]. If Predix does not elect to [********] the [********] within the applicable period, Predix's right to [********] the [********] under this Section 6.3 shall [********].

      6.4 Continuing Diligence Obligations. Notwithstanding the designation of any Other Compound or Other Product as an Acquired Compound or Acquired Product, Amgen shall thereafter continue to have the obligations to Develop and Commercialize Program Compounds and Program Products that are not Acquired Compounds or Acquired Products as set forth in Section 4.3, and efforts used with respect to an Acquired Compound or Acquired Product will not be considered in any determination as to whether Amgen has satisfied such obligations with respect to such Program Compounds or Program Products. Amgen shall not have any diligence obligations with respect to Acquired Compounds or Acquired Products. In the event Amgen fails to meet its diligence obligations with respect to Program Compounds and Program Products, and [********] is at a later stage of development than all other Program Products, Amgen shall have the right to cure such failure by making an election, within [********] of receiving Predix's notice of breach with respect to such diligence obligations, to [********] the [********] thereafter with such [********] as if it were a [********] and to [********] the [********] thereafter on such [********] as if it were a [********] (subject to all other applicable [********] set forth herein). If Amgen elects to [********] on an [********] to prevent a [********] as described in Section 6.3, or to cure a failure of diligence as described in this Section 6.4, then such [********] shall thereafter: [****].

                                    ARTICLE 7

                                 FINANCIAL TERMS

      7.1 Initial Payment. Within ten (10) days after the Effective Date, Amgen shall pay to Predix a nonrefundable, noncreditable payment of twenty million Dollars ($20,000,000) in accordance with wire transfer instructions attached hereto as Appendix C.

      7.2 Pre-Commercial Milestone Payments. Amgen shall make milestone payments to Predix upon achievement of each of the milestone events and in the amounts as set forth below. A milestone payment set forth below will be payable by Amgen to Predix within thirty (30) days of the achievement of the corresponding milestone event. Such milestone payment shall not be refundable or returnable in any event, nor shall it be creditable against royalties or other payments.

Development Milestones

Event                                                                 Dollars
-----                                                                 -------
Start of a [****]  with a Program Product                              [****]
Start of a [****]  with a Program Product                              [****]
Start of a [****]  with a Program Product                              [****]
Start of a [****]  with a Program Product [********]                   [****]

PORTIONS OF THIS EXHIBIT WERE OMITTED AND HAVE BEEN FILED SEPARATELY WITH THE SECRETARY OF THE COMMISSION PURSUANT TO THE COMPANY'S APPLICATION REQUESTING CONFIDENTIAL TREATMENT UNDER RULE 24b-2 OF THE EXCHANGE ACT; [*] DENOTES OMISSIONS.

If a milestone event is achieved that triggers a development milestone payment as set forth above, and the preceding milestone events have not occurred such that the previous development milestone payments have not been previously paid, then all such previous development milestone payments shall become due and payable upon achievement of such milestone event. For example, if a [****] is started and triggers a development milestone payment as set forth above without a [****] being previously started (and consequently the applicable start of a [****] milestone payment has not been previously paid to Predix), in addition to the milestone payment for the start of a [****], Amgen would also pay to Predix the applicable milestone payment for the start of a [****].

Regulatory Approval Milestones

Event                                                                 Dollars
-----                                                                 -------
[****]  for a Program Product                                          [****]
[****]  for a Program Product [****]                                   [****]
[****]  of a Program Product [****]                                    [****]
[****]  a Program Product [****]  or by [****]                         [****]
[****]  of a Program Product [****]  by [****]                         [****]
[****] a Program Product in [****]                                     [****]

      For both development milestones and regulatory approval milestones, each milestone payment shall be triggered and payable only one-time, by the first Program Product to achieve the milestone event. Subject to Section 6.3 and 6.4, milestone payments for Acquired Products shall [****]; provided that, the [****]. For example, if a [****] milestone payment were first triggered with an [****], then [****] would be payable, and if the same milestone were [****] than an [****], then the [****] would be payable. If a milestone payment is made with respect to [****], no further milestone payment shall be payable if the corresponding milestone event is subsequently achieved [****]. In no event shall Amgen owe any milestone payments in excess of the milestone payment amounts listed in the tables above for achievement of the corresponding milestone events, regardless of how many times such corresponding milestone events are achieved by one or more products.

      7.3 Commercialization Milestone Payments. The following milestone payments will be payable by Amgen to Predix within thirty (30) days of the end of the Calendar Year in which Amgen (and its Affiliates and Sublicensees, as applicable) first achieves the following annual Net Sales of all Program Products in all countries in the Territory (including all indications and formulations for such Program Products):

Upon annual Net Sales in excess of [****]                              [****]
Upon annual Net Sales in excess of [****]                              [****]
Upon annual Net Sales in excess of [****]                              [****]

The total amount that may become payable by Amgen to Predix under this Section
7.3 shall be [****]. For clarification, by way of example, if the total annual Net Sales of Program Products for the first Calendar Year in which the First Commercial Sale of the Program Product occurs is

PORTIONS OF THIS EXHIBIT WERE OMITTED AND HAVE BEEN FILED SEPARATELY WITH THE SECRETARY OF THE COMMISSION PURSUANT TO THE COMPANY'S APPLICATION REQUESTING CONFIDENTIAL TREATMENT UNDER RULE 24b-2 OF THE EXCHANGE ACT; [*] DENOTES OMISSIONS.

[****], then [****] would be payable by Amgen to Predix under this Section 7.3. Subject to Section 6.3 and 6.4, if Predix decides to include Net Sales of an Acquired Product in the annual Net Sales of Program Products to satisfy the requirements for meeting any of the above milestones, then a reduced milestone payment shall become due and payable as determined in accordance with the following formula:

      [****]

      [****]

      [****]

      [****]

      [****]

Notwithstanding the foregoing, if a [****] is paid hereunder, and if annual Net Sales for any one or more subsequent Calendar Years would, under the formula above, trigger the payment of a [********] of such milestone payment, then, an amount equal to such [********] will become due and payable as one or more [********]. Such [********] shall be due and payable, if at all, within thirty
(30) days following the Calendar Year in respect of which they are earned. In no event shall the achievement of any milestone event require payment(s) in the aggregate in excess of the full amount of the corresponding milestone payment (regardless of how many times such milestone event is achieved).

      7.4 Royalty Payments.

            7.4.1 Subject to the other provisions of this Section 7.4, Amgen shall pay to Predix the following royalty payments on the total aggregate annual Net Sales in the Territory of all Program Products (including all indications and formulations for such Program Products) in a particular Calendar Year by Amgen, its Affiliates, and Sublicensees in the Territory.

Annual Net Sales                                                      Royalties
----------------                                                      ---------
For that portion of annual Net Sales of [****]                         [****]
For that portion of annual Net Sales of [****]                         [****]
For that portion of annual Net Sales of [****]  and above              [****]

By way of example, in a given Calendar Year, if the aggregate annual worldwide Net Sales for all Program Products is [****], the following royalty payment would be payable under this Section 7.4.1 (subject to the reductions set forth below): [****].

      Only one royalty shall be due with respect to the same unit of Program Product.

            7.4.2 Certain Reductions.

                  (a) Subject to Section 6.3 and 6.4, the royalty rate applicable to Net Sales of Acquired Products shall be equal to [****] of the rates set forth above in Section 7.4.1 (subject to any other applicable reductions provided for herein).

PORTIONS OF THIS EXHIBIT WERE OMITTED AND HAVE BEEN FILED SEPARATELY WITH THE SECRETARY OF THE COMMISSION PURSUANT TO THE COMPANY'S APPLICATION REQUESTING CONFIDENTIAL TREATMENT UNDER RULE 24b-2 OF THE EXCHANGE ACT; [*] DENOTES OMISSIONS.

                  (b) If PRX-13038 (or any hydrates, anhydrates, solvates, salt forms, free acids, complexes, conjugates, polymorphs, in all forms, presentations and formulations thereof) has not been entered by Amgen, or an Affiliate or Sublicensee, into GLP Toxicology Studies, then the applicable royalty rates for all Program Products shall be [****] (so that the range of [****] payable hereunder would be [****] for all [****] and [****] percent for all Acquired Products, subject to any applicable [****] herein), unless and until PRX-13038 (or any hydrates, anhydrates, solvates, salt forms, free acids, complexes, conjugates, polymorphs, in all forms, presentations and formulations thereof) is entered by Amgen, or an Affiliate or Sublicensee, into GLP Toxicology Studies. For purposes of this Section 7.4.2(b), the term "GLP Toxicology Studies" shall mean a toxicology study conducted under Good Laboratory Practice regulations, and [****]. Notwithstanding the foregoing, if Amgen initiates a Phase 1 Trial with a Program Product comprised of or including PRX-13038 (or any hydrates, anhydrates, solvates, salt forms, free acids, complexes, conjugates, polymorphs, in all forms, presentations and formulations thereof) then there will be [****] under this Section 7.4.2(b) thereafter.

                  (c) The reductions set forth in this Section 7.4.2, if applicable, shall be applied prior to any other applicable reductions to the royalties set forth in this Agreement.

            7.4.3 Royalty Term. The applicability of royalties under this
Section 7.4 shall be determined on a product-by-product and country-by-country basis, based on the Royalty Term applicable to the specific Program Product. Net Sales to which royalties are applicable shall then be aggregated in the Territory for all Program Products to determine the appropriate royalty rate(s) under Section 7.4.1 (subject to any applicable reductions thereto provided for herein).

            7.4.4 Royalty Reduction for Generic Competition. The royalty amounts otherwise payable under Section 7.4.1 (after application of Section 7.4.2) with respect to a Program Product shall be reduced on a country-by-country basis upon
(a) the expiration or termination of the last Valid Claim within the Program Patents claiming the manufacture, use, sale or importation of such Program Product in such country (regardless of any continuing Program Patents claiming the manufacture, use, sale or importation of such Program Product in any other country), in which case the royalty rate for Net Sales in such country shall be reduced to [****] of the royalty rate otherwise applicable, and/or (b) the Approval of a Generic Product in such country, in which case the royalty rate for Net Sales in such country shall be reduced to [****] of the royalty rate otherwise applicable. Notwithstanding the foregoing, in no event will the reduction to the royalties described in this Section 7.4.4, when combined with any reduction under Section 7.4.5, reduce the royalties payable under Section
7.4.1 (after application of Section 7.4.2) by more than [****].

            7.4.5 Third Party Royalty Payments. If [****] determines that [****] in a particular country to obtain a license or similar rights under patent rights controlled by a Third Party in order to [****], then Amgen shall be entitled to offset up to [****] of the reasonable amounts paid from time-to-time to such Third Party to permit the [****] in such country against royalties that would otherwise have been payable hereunder (after any reduction under Section 7.4.2) to Predix upon sales of the applicable Program Product in such country. Amgen (or its Affiliate or Sublicensee) shall use its commercially reasonable efforts to minimize the amount of any of the foregoing payments owed to Third Parties. Notwithstanding the foregoing, in no event will the reduction to the royalties described in this Section 7.4.5, when combined with any

PORTIONS OF THIS EXHIBIT WERE OMITTED AND HAVE BEEN FILED SEPARATELY WITH THE SECRETARY OF THE COMMISSION PURSUANT TO THE COMPANY'S APPLICATION REQUESTING CONFIDENTIAL TREATMENT UNDER RULE 24b-2 OF THE EXCHANGE ACT; [*] DENOTES OMISSIONS.

reduction under Section 7.4.4, reduce the royalties payable under Section 7.4.1 (after application of Section 7.4.2) by more than [****]. Predix shall be responsible for all payments due to Third Parties under licenses and/or other agreements between Predix and such Third Parties with respect to Program Products.

      7.5 Manner of Payment. All payments to be made by Amgen hereunder, with the exception of the initial payment as provided in Section 7.1, shall be made in Dollars by check, wire transfer or electronic funds transfer, at Amgen's option, as follows:

            (a) If by wire transfer, to such United States bank account as shall be designated by Predix.

            (b) If by check, to the address of Predix set forth in Section 14.2 hereof.

            (c) If by electronic funds transfer, Predix shall provide Amgen with a completed electronic funds transfer form (to be provided by Amgen) within ten
(10) days after receipt thereof from Amgen and payment shall be made to the designated account.

      Upon request, Predix will promptly provide to Amgen a completed Form W-9 and such other requested documentation required to facilitate payment hereunder. Late payments shall bear interest at the rate provided in Section 7.10. Additionally, Predix agrees to submit invoices to Amgen (on a timely basis) for all payments due under the Agreement, except royalties. Any invoice submitted to Amgen shall be addressed to:

            Amgen
            Accounts Payable
            PO Box 667
            Newbury Park, CA 91319-0667
            Attention: Partnership Accounting

      Invoices not submitted to this address may be subject to delay or return. In addition, each invoice should reference an applicable purchase order number that will be communicated by Amgen within ten (10) Business Days after the Form W-9 is received.

      7.6 Sales Reports and Royalty Payments. After the First Commercial Sale of a Program Product and during the term of this Agreement, Amgen shall furnish to Predix a written report, within sixty (60) days after the end of each Calendar Quarter (or portion thereof, if this Agreement terminates during a Calendar Quarter), showing the amount of royalty due for such Calendar Quarter (or portion thereof). Royalty payments for each Calendar Quarter shall be due at the same time as such written report for the Calendar Quarter (i.e., within sixty
(60) days following the end of the Calendar Quarter). With each quarterly payment, Amgen shall deliver to Predix a full and accurate accounting of the royalties due for such period, to include at least the following information:

            (a) the total gross sales and total Net Sales for each Program Product (broken down by Europe, North America, Japan, and rest of world) by Amgen, its Affiliates, and Sublicensees in Dollars;

PORTIONS OF THIS EXHIBIT WERE OMITTED AND HAVE BEEN FILED SEPARATELY WITH THE SECRETARY OF THE COMMISSION PURSUANT TO THE COMPANY'S APPLICATION REQUESTING CONFIDENTIAL TREATMENT UNDER RULE 24b-2 OF THE EXCHANGE ACT; [*] DENOTES OMISSIONS.

            (b) the royalties payable in Dollars which shall have accrued hereunder in respect of such Net Sales;

            (c) withholding taxes, if any, required by applicable Law to be deducted in respect of such royalties; and

            (d) the dates of the First Commercial Sales of Program Products in any country during the reporting period.

      All sales reports provided hereunder to Predix shall be deemed Amgen Confidential Information.

      7.7 Sales Record Audit. Amgen shall keep, and shall cause each of its Affiliates, and Sublicensees, if any, to keep, complete and accurate books of accounting in accordance with GAAP containing all particulars that may be necessary for the purpose of calculating all royalties payable to Predix. Such books of accounting (including those of Amgen's Affiliates, and Sublicensees, if any) shall be kept during the [****] following the end of the Calendar Year to which each shall pertain, be open for inspection at reasonable times during normal business hours, upon reasonable advance written notice (but no less than ten (10) Business Days), by an independent certified accountant selected by Predix, and as to which Amgen has no reasonable objection, at Predix's expense, for the sole purpose of verifying royalty statements for compliance with this Agreement. In no event shall such audits be conducted hereunder more frequently [****], and books and records for any particular year shall only be subject to one audit. Such accountant must have agreed in writing with Amgen to maintain all information learned in confidence, except as necessary to disclose to Predix such compliance or noncompliance by Amgen, and not to use such information for any purpose other than the purpose of the audit under this Section 7.7. The independent accountant or Predix shall provide to Amgen a copy of the independent accountant's report promptly after it is first provided to Predix. The report and communication of such accountant to Predix with respect to such inspection shall be limited to a certificate stating whether any report made or payment submitted by Amgen during such period is accurate or inaccurate and the amount of any payment discrepancy, regardless if the discrepancy is favorable or unfavorable to Predix. Predix shall pay for such inspections, except that in the event there is any upward adjustment in aggregate royalties payable for any year shown by such inspection of more than [****] of the amount paid, Amgen shall pay for such inspection. Any underpayments shall be paid by Amgen within [********] of notification of the results of such inspection. Any [****] shall be [****] payable in subsequent payment periods; provided that, if [****] are payable from [****] prior to termination or expiration of the Agreement, then [****] shall promptly thereafter pay to [****] the [****] of [****]. All information disclosed to Predix or its independent accountant in connection with any audit under this Section 7.7 shall be deemed Amgen Confidential Information.

      7.8 Currency Exchange. With respect to Net Sales invoiced in Dollars, the Net Sales and the amounts due to Predix hereunder shall be expressed in Dollars. With respect to Net Sales invoiced in a currency other than Dollars, the Net Sales invoiced shall be converted into the Dollar equivalent using a rate of exchange which corresponds to the rate used by Amgen,

PORTIONS OF THIS EXHIBIT WERE OMITTED AND HAVE BEEN FILED SEPARATELY WITH THE SECRETARY OF THE COMMISSION PURSUANT TO THE COMPANY'S APPLICATION REQUESTING CONFIDENTIAL TREATMENT UNDER RULE 24b-2 OF THE EXCHANGE ACT; [*] DENOTES OMISSIONS.

for the respective reporting period, related to recording such Net Sales in its books and records that are maintained in accordance with GAAP. All payments shall be made in Dollars.

      7.9 Tax Withholding. The withholding tax, duties, and other levies (if any) applied by a government of any country of the Territory on payments made by Amgen to Predix hereunder shall be borne by Predix. Amgen, its Affiliates and Sublicensees shall cooperate with Predix to enable Predix to claim exemption therefrom under any double taxation or similar agreement in force and shall provide to Predix proper evidence of payments of withholding tax and reasonably assist Predix by obtaining or providing in as far as possible the required documentation for the purpose of Predix's tax returns.

      7.10 Interest Due. Without limiting any other rights or remedies available to Predix, Amgen shall pay Predix interest on any payments that are not paid on or before the date such payments are due under this Agreement at [****], or the maximum rate permitted by law, if less.

      7.11 Change of Reporting Periods. In the event that Amgen elects in the future to change its accounting and public financial reporting practices from Calendar Quarters and Calendar Years to fiscal quarters and years or vice versa, Amgen will provide written notice of such election to Predix and thereafter the payment, reporting and other obligations related to Calendar Quarters and Calendar Years under Article 7 of this Agreement shall be deemed satisfied by compliance therewith in accordance with the new reporting periods (fiscal reporting periods or calendar reporting periods, as the case may be) instead of the previously utilized reporting periods.

                                    ARTICLE 8

                   REPRESENTATIONS AND WARRANTIES; DISCLAIMER;
                             LIMITATION OF LIABILITY

      8.1 Mutual Representations and Warranties. Each Party represents and warrants to the other Party as of the Effective Date that (i) it is duly organized and validly existing under the laws of its jurisdiction of incorporation and has full corporate power and authority to own and operate its property and assets and to carry on its business as it is now being conducted,
(ii) it has all requisite corporate power and authority to enter into this Agreement and to perform its obligations under this Agreement, (iii) execution of this Agreement and the performance by such Party of its obligations hereunder have been duly authorized by all requisite corporate action, (iv) this Agreement is legally binding and enforceable on each Party in accordance with its terms, except as enforceability may be limited by bankruptcy, fraudulent conveyance, insolvency, reorganization, moratorium and other Laws relating to or affecting creditors' rights generally and by general equitable principles and public policy constraints, and (v) none of the execution and delivery of this Agreement, the consummation of the transactions provided for herein or contemplated hereby, or the fulfillment by it of the terms hereof or thereof, will (with or without notice or passage of time or both) (1) conflict with or result in a breach of any provision of the certificate or articles of incorporation or formation, by-laws, statutes, operating agreement or other governing documents of it, (2) result in a default, constitute a default under, give rise to any right of termination, cancellation or acceleration, or require any consent or approval (other than approvals that have heretofore been obtained) of any governmental authority or under any of the

PORTIONS OF THIS EXHIBIT WERE OMITTED AND HAVE BEEN FILED SEPARATELY WITH THE SECRETARY OF THE COMMISSION PURSUANT TO THE COMPANY'S APPLICATION REQUESTING CONFIDENTIAL TREATMENT UNDER RULE 24b-2 OF THE EXCHANGE ACT; [*] DENOTES OMISSIONS.

terms, conditions or provisions of any material note, bond, mortgage, indenture, loan, arrangement, license, agreement, lease or other instrument or obligation to which it is a party or by which its assets may be bound, or (3) violate any Law or regulation of any stock exchange on which such Party's securities are listed applicable to it or any of its assets.

      8.2 Representations and Warranties of Predix. Predix represents and warrants to Amgen that as of the Effective Date (i) there is no pending litigation which alleges, or any written communication received by Predix or its Affiliates alleging, that Predix's activities with respect to the Licensed Patents, Licensed Know-How or the Licensed Compounds have infringed or misappropriated any of the intellectual property rights of any Third Party, (ii) all fees required to be paid by Predix in order to maintain the Licensed Patents have been paid to date, and none of the Licensed Patents have been abandoned or cancelled for failure to prosecute or maintain them, (iii) Predix has not nor has any of its Affiliates previously assigned, transferred, licensed, conveyed or otherwise encumbered any of its, or its Affiliates', right, title and interest in the patent rights set forth on Appendix A hereto or the know-how used in Predix's S1P1 program, (iv) Predix Controls the Licensed Patents as and to the extent required to grant the rights and licenses herein to Amgen (and subject to the rights and licenses granted herein to Amgen), including all patent rights set forth on Appendix A hereto, (v) a true and complete list of all Licensed Patents as of the Effective Date is set forth on Appendix A hereto, and (vi) Appendix D sets forth a true and complete list of the Third Party licenses under which Predix is granting a sublicense to Amgen hereunder as of the Effective Date ("Existing Licenses").

      8.3 Amgen Covenants. Without limiting any other obligation hereunder, Amgen covenants that it will use Commercially Reasonable Efforts to perform all of its obligations hereunder, including the conduct of the Development and Commercialization of the Program Compounds and Program Products, in accordance with this Agreement and in material compliance with all applicable material legal requirements, and that it will take reasonable measures to cure any material noncompliance as soon as reasonably practicable after becoming aware of same. Amgen further covenants that it shall not during the term of the Agreement grant any right, license, consent or privilege to any Third Party or undertake any action which would materially conflict with the rights granted to Predix (including rights granted to Predix on terminations of this Agreement) or materially interfere with any obligations of Amgen under this Agreement.

      8.4 DISCLAIMER. EXCEPT AS EXPRESSLY SET FORTH IN THIS AGREEMENT, PREDIX MAKES NO REPRESENTATIONS OR WARRANTIES OF ANY KIND, EITHER EXPRESS OR IMPLIED, INCLUDING ANY EXPRESS OR IMPLIED WARRANTIES OF MERCHANTABILITY OR FITNESS FOR A PARTICULAR PURPOSE WITH RESPECT TO THE LICENSED PATENTS OR LICENSED KNOW-HOW OR ANY LICENSE GRANTED BY PREDIX HEREUNDER, OR WITH RESPECT TO ANY COMPOUNDS OR PRODUCTS. FURTHERMORE, NOTHING IN THIS AGREEMENT SHALL BE CONSTRUED AS A REPRESENTATION OR WARRANTY THAT ANY PATENT OR OTHER PROPRIETARY RIGHTS INCLUDED IN THE LICENSED PATENTS ARE VALID OR ENFORCEABLE OR THAT USE OF THE LICENSED PATENTS AND LICENSED KNOW-HOW CONTEMPLATED HEREUNDER DOES NOT INFRINGE ANY PATENT RIGHTS OR OTHER INTELLECTUAL PROPERTY RIGHTS OF ANY THIRD

PORTIONS OF THIS EXHIBIT WERE OMITTED AND HAVE BEEN FILED SEPARATELY WITH THE SECRETARY OF THE COMMISSION PURSUANT TO THE COMPANY'S APPLICATION REQUESTING CONFIDENTIAL TREATMENT UNDER RULE 24b-2 OF THE EXCHANGE ACT; [*] DENOTES OMISSIONS.

PARTY. EXCEPT AS EXPRESSLY SET FORTH IN THIS AGREEMENT, AMGEN MAKES NO REPRESENTATIONS OR WARRANTIES OF ANY KIND, EITHER EXPRESS OR IMPLIED, INCLUDING ANY EXPRESS OR IMPLIED WARRANTIES OF MERCHANTABILITY OR FITNESS FOR A PARTICULAR PURPOSE WITH RESPECT TO ANY AMGEN CONFIDENTIAL INFORMATION OR ANY COMPOUNDS, PRODUCTS, PATENT RIGHTS OR OTHER ASSETS PROVIDED TO PREDIX UPON TERMINATION OF THIS AGREEMENT UNDER CERTAIN CIRCUMSTANCES.

      8.5 Limitation of Liability. NOTWITHSTANDING ANYTHING IN THIS AGREEMENT OR OTHERWISE, NEITHER PARTY SHALL BE LIABLE TO THE OTHER WITH RESPECT TO ANY SUBJECT MATTER OF THIS AGREEMENT, WHETHER UNDER ANY CONTRACT, NEGLIGENCE, STRICT LIABILITY OR OTHER LEGAL OR EQUITABLE THEORY, FOR ANY INCIDENTAL, INDIRECT, SPECIAL, EXEMPLARY, PUNITIVE, OR CONSEQUENTIAL DAMAGES (INCLUDING LOST PROFITS, LOSS OF USE, DAMAGE TO GOODWILL, OR LOSS OF BUSINESS); PROVIDED, HOWEVER, THAT THIS SECTION 8.5 SHALL NOT APPLY TO ANY BREACH BY EITHER PARTY OF ARTICLE 10 HEREOF NOR TO ANY INDEMNIFICATION OBLIGATIONS OF THE PARTIES UNDER SECTIONS 11.1 AND 11.2.

      8.6 Covenants of Predix. Predix hereby covenants to Amgen that (i) it shall maintain and keep in full force and effect all agreements (including all Existing Licenses and subsequent licenses under which Amgen receives a sublicense hereunder) and filings (including patent filings) necessary to perform its obligations hereunder, (ii) it shall not during the term of the Agreement grant any right, license, consent or privilege to any Third Party or undertake any action, either directly or indirectly, which would conflict with the rights granted to Amgen or interfere with any obligations of Predix under this Agreement. Predix will promptly notify Amgen of any notice of breach or termination received or delivered by it or its Affiliates under an Existing License or subsequent license under which Amgen receives a sublicense hereunder).

                                    ARTICLE 9

                  PATENT MAINTENANCE; INFRINGEMENT; EXTENSIONS

      9.1 Ownership of Inventions. Inventorship of inventions conceived or reduced to practice in the course of activities performed under or contemplated by this Agreement shall be determined by application of United States patent Laws pertaining to inventorship. If such inventions are jointly invented by one or more employees, consultants or contractors of each Party, such inventions shall be jointly owned ("Joint Invention"), and if one or more claims included in an issued patent or pending patent application arising out of the Collaboration claim such Joint Invention and, under U.S. patent law, would require the naming of at least one co-inventor who is an employee, consultant or contractor of Amgen and/or its Affiliates, and at least one co-inventor who is an employee, consultant or contractor of Predix and/or its Affiliates, such claims shall be jointly owned ("Joint Patents"). If such an invention is solely invented by an employee, consultant or contractor of a Party, such invention shall be solely owned by such Party, and any patent application filed claiming such solely owned invention shall also be solely owned by such Party. This Agreement shall be understood to be a joint research agreement in accordance with 35 U.S.C. Section 103(c)(3) to develop the Program Compounds (other than Acquired Compounds) and Program Products (other than Acquired

PORTIONS OF THIS EXHIBIT WERE OMITTED AND HAVE BEEN FILED SEPARATELY WITH THE SECRETARY OF THE COMMISSION PURSUANT TO THE COMPANY'S APPLICATION REQUESTING CONFIDENTIAL TREATMENT UNDER RULE 24b-2 OF THE EXCHANGE ACT; [*] DENOTES OMISSIONS.

Products). Each Party shall enter into binding agreements, or have entered into binding agreements that are still effective, obligating its employees performing activities under or contemplated by this Agreement, including activities related to the Program Compounds or Program Products, to assign his/her interest in any invention conceived or reduced to practice in the course of such activities to such Party.

      9.2 Filing, Prosecution and Maintenance.

            9.2.1 Mutual Obligations. The Parties shall perform their respective obligations with respect to the preparation, filing, prosecution (including any interferences, reissue proceedings and reexaminations), maintenance and defense of the Patent Rights hereunder in accordance with practices customary in the pharmaceutical industry, using Commercially Reasonable Efforts, in a manner reasonably intended to result in obtaining and maintaining a patent estate conforming to such customary practices in the pharmaceutical industry.

            9.2.2 Prior to IP Transition Date. Predix shall have responsibility and control, using outside patent counsel mutually agreeable to the Parties, for the preparation, filing, prosecution (including any interferences, reissue proceedings and reexaminations) and maintenance of the Licensed Patents using efforts and care consistent with the standard set forth in Section 9.2.1 from the Effective Date until the earlier of (i) twenty four (24) months after the Effective Date or (ii) the start of a Phase 1 Trial for the first Program Product (the earlier of such dates, the "IP Transition Date"). Except as set forth in this Section 9.2.2 and in Section 9.3.1, Predix shall be responsible for all costs and expenses related to such preparation, filing, prosecution and maintenance of Licensed Patents during such period. Amgen shall have the right to review and comment on such preparation, filing, prosecution and maintenance of the Licensed Patents and Predix will consult with and reasonably consider in good faith Amgen's comments thereon. To that end, Predix shall instruct such outside counsel to furnish Amgen with a reasonably complete draft of each submission to a patent authority regarding Licensed Patents no later than twenty
(20) days prior to the date such submission is proposed to be made, or if given less than twenty (20) days to respond by the applicable patent authority or Law as soon as practicable. Additionally, Predix shall instruct such outside counsel to provide Amgen with a copy of each submission made to and document received from a patent authority regarding any Licensed Patents reasonably promptly after making such filing or receiving such document. Predix shall not knowingly take any action during filing, prosecution or maintenance of the Licensed Patents that would materially adversely affect them (including in claim scope), without prior notice to Amgen. Amgen may file a notice with governmental patent offices of the exclusive license to the Licensed Patents granted to Amgen hereunder and, if requested by Amgen, Predix agrees to sign such notices. From time to time, Amgen may request in writing that Predix file a Licensed Patent in a particular country and within thirty (30) days thereafter, Predix will notify Amgen in writing of whether or not Predix elects to do so; provided that [********] shall [********] by the standard set forth in [********]. If Predix notifies Amgen that Predix has determined not to file such Licensed Patent in such country, then Amgen shall have the right, but not the obligation, to assume responsibility and control (using outside patent counsel mutually acceptable to the Parties), at Amgen's cost, to prepare, file, prosecute and maintain such Licensed Patent in such country using efforts and care consistent with the standard set forth in Section 9.2. In such event, the rights and obligations of the Parties under Section

PORTIONS OF THIS EXHIBIT WERE OMITTED AND HAVE BEEN FILED SEPARATELY WITH THE SECRETARY OF THE COMMISSION PURSUANT TO THE COMPANY'S APPLICATION REQUESTING CONFIDENTIAL TREATMENT UNDER RULE 24b-2 OF THE EXCHANGE ACT; [*] DENOTES OMISSIONS.

9.2.3 shall thereafter apply to such Licensed Patent in such country (regardless of the fact that the IP Transition Date has not yet then occurred).

            9.2.3 After IP Transition Date. From and after the IP Transition Date until the termination of this Agreement, Amgen shall have responsibility and control, using outside patent counsel mutually agreeable to the Parties, for the preparation, filing, prosecution (including any interferences, reissue proceedings and reexaminations) and maintenance of Licensed Patents in the Territory using efforts and care consistent with the standard set forth in
Section 9.2.1. Except as set forth in this Section 9.2.3 and in Section 9.3.2, Amgen shall be responsible for all costs and expenses related to such preparation, filing, prosecution and maintenance of Licensed Patents during such period. Upon the occurrence of the IP Transition Date, Predix and Amgen shall cooperate in the prompt transition of responsibility and control over the Licensed Patents from Predix to Amgen, including the transfer of such documents and files and the execution of such documents as are reasonably necessary or appropriate to facilitate Amgen's responsibility and control over the Licensed Patents thereafter. Predix shall have the right to review and comment on such preparation, filing, prosecution and maintenance of the Licensed Patents and Amgen will consult with and reasonably consider in good faith Predix's comments thereon. To that end, Amgen shall instruct such outside counsel to furnish Predix with a reasonably complete draft of each submission to a patent authority regarding the Licensed Patents no later than twenty (20) days prior to the date such submission is proposed to be made, or if given less than twenty (20) days to respond by the applicable patent authority or Law as soon as practicable. Additionally, Amgen shall instruct such outside counsel to provide Predix with a copy of each submission made to and document received from a patent authority regarding any Licensed Patents reasonably promptly after making such filing or receiving such document. Amgen shall not knowingly take any action during filing, prosecution or maintenance of the Licensed Patents that would materially adversely affect them (including in claim scope), without prior notice to Predix. From time to time, Predix may request in writing that Amgen file a Licensed Patent in a particular country and within thirty (30) days thereafter, Amgen will notify Predix in writing of whether or not Amgen elects to do so; provided that [********] shall [********] by the standard set forth in [********]. If Amgen notifies Predix that Amgen has determined not to file such Licensed Patent in such country, then Predix shall have the right, but not the obligation, to assume responsibility and control (using outside patent counsel mutually acceptable to the Parties), at Predix's cost, to prepare, file, prosecute and maintain such Licensed Patent in such country. In such event, the rights and obligations of the Parties under Section 9.2.2 shall thereafter apply to such Licensed Patent in such country. Notwithstanding the foregoing, in the event that Amgen reasonably determines that the filing and/or prosecution of any such patent application would be contrary to the standard set forth in Section 9.2.1, for example because it may trigger a dispute that would put a Licensed Patent at risk under unfavorable circumstances, then Predix shall cease to file or prosecute any such patent application.

            9.2.4 Joint Patents. Amgen shall have responsibility and control, using outside patent counsel mutually agreeable to the Parties, for the preparation, filing, prosecution (including any interferences, reissue proceedings and reexaminations) and maintenance of Joint Patents using efforts and care consistent with the standard set forth in Section 9.2.1. Predix shall have the right to review and comment on such preparation, filing, prosecution and maintenance of the Joint Patents and Amgen will consult with and reasonably consider in good faith Predix's comments thereon. To that end, Amgen shall instruct such outside counsel to furnish Predix

PORTIONS OF THIS EXHIBIT WERE OMITTED AND HAVE BEEN FILED SEPARATELY WITH THE SECRETARY OF THE COMMISSION PURSUANT TO THE COMPANY'S APPLICATION REQUESTING CONFIDENTIAL TREATMENT UNDER RULE 24b-2 OF THE EXCHANGE ACT; [*] DENOTES OMISSIONS.

with a reasonably complete draft of each submission to a patent authority regarding the Joint Patents no later than twenty (20) days prior to the date such submission is proposed to be made, or if given less than twenty (20) days to respond by the applicable patent authority or Law as soon as practicable. Additionally, Amgen shall instruct such outside counsel to provide Predix with a copy of each submission made to and document received from a patent authority regarding any Joint Patents reasonably promptly after making such filing or receiving such document. Amgen shall not knowingly take any action during filing, prosecution or maintenance of the Joint Patents that would materially adversely affect them (including in claim scope), without prior notice to Predix. From time to time, Predix may request in writing that Amgen file a Joint Patents in a particular country and within thirty (30) days thereafter, Amgen will notify Predix in writing of whether or not Amgen elects to do so; provided that [********] shall [********] by the standard set forth in [********]. If Amgen notifies Predix that Amgen has determined not to file such Joint Patent in such country, then Predix shall have the right, but not the obligation, to assume responsibility and control (using outside patent counsel mutually acceptable to the Parties), at Predix's cost, to prepare, file, prosecute and maintain such Joint Patent in such country. In such event, the rights and obligations of the Parties under Section 9.2.2 shall thereafter apply to such Joint Patent in such country.

            9.2.5 Not Affecting Licenses. The allocation of responsibility and control of Licensed Patents and Joint Patents in this Section 9.2 shall not alter or change the licenses or rights of the Parties in such patent rights hereunder.

      9.3 Patent Abandonment.

            9.3.1 Predix Controlled Patent Rights. For any Licensed Patents and Joint Patents that Predix has responsibility and control for filing, prosecution or maintenance, Predix will not knowingly permit any of such patent rights to be abandoned in any country in the Territory if such abandonment would be [********] to the standard set forth in [********]. Accordingly, Predix shall provide Amgen with notice of the allowance and expected issuance date of any patent within such patent rights, or any of the aforementioned filing deadlines, and Amgen shall provide Predix with notice within thirty (30) days thereafter as to whether Amgen desires Predix to file such new patent application. In the event that Predix decides not to continue the prosecution or maintenance of a patent application or patent within such patent rights in any country, Predix shall provide Amgen with notice of this decision at least thirty (30) days prior to any pending lapse or abandonment thereof. In such event, Predix shall provide Amgen with an opportunity to assume responsibility for all subsequent external costs reasonably associated with the filing and/or further prosecution and maintenance of such patent application and any patent issuing thereon (such filing to occur prior to the issuance of the patent to which the application claims priority or expiration of the applicable filing deadline, as set forth above). Amgen shall notify Predix of any election to assume such responsibility within thirty (30) days after receipt of Predix's notice. In the event that Amgen elects to assume such responsibility (through outside patent counsel mutually acceptable to the Parties) for such filing, prosecution and/or maintenance costs, Predix and Amgen shall cooperate in the prompt transition of responsibility and control over such patent right from Predix to Amgen, including the transfer of such documents and files and the execution of such documents as are reasonably necessary or appropriate to facilitate Amgen's responsibility and control over such patent right thereafter.

PORTIONS OF THIS EXHIBIT WERE OMITTED AND HAVE BEEN FILED SEPARATELY WITH THE SECRETARY OF THE COMMISSION PURSUANT TO THE COMPANY'S APPLICATION REQUESTING CONFIDENTIAL TREATMENT UNDER RULE 24b-2 OF THE EXCHANGE ACT; [*] DENOTES OMISSIONS.

The rights and obligations of the Parties under Section 9.2.3 shall thereafter apply to such patent right in such country.

            9.3.2 Amgen Controlled Patent Rights. For any Licensed Patents and Joint Patents that Amgen has responsibility and control for filing, prosecution or maintenance, Amgen will not knowingly permit any of such patent rights to be abandoned in any country in the Territory if such abandonment would be [********] to the standard set forth in [********]. Accordingly, Amgen shall provide Predix with notice of the allowance and expected issuance date of any patent within such patent rights, or any of the aforementioned filing deadlines, and Predix shall provide Amgen with notice within thirty (30) days thereafter as to whether Predix desires Amgen to file such new patent application. In the event that Amgen decides not to continue the prosecution or maintenance of a patent application or patent within such patent rights in any country, Amgen shall provide Predix with notice of this decision at least thirty (30) days prior to any pending lapse or abandonment thereof. In such event, Amgen shall provide Predix with an opportunity to assume responsibility for all subsequent external costs reasonably associated with the filing and/or further prosecution and maintenance of such patent application and any patent issuing thereon (such filing to occur prior to the issuance of the patent to which the application claims priority or expiration of the applicable filing deadline, as set forth above). Predix shall notify Amgen of any election to assume such responsibility within thirty (30) days after receipt of Amgen's notice. In the event that Predix elects to assume such responsibility (through outside patent counsel mutually acceptable to the Parties) for such filing, prosecution and/or maintenance costs, Predix and Amgen shall cooperate in the prompt transition of responsibility and control over such patent right from Amgen to Predix, including the transfer of such documents and files and the execution of such documents as are reasonably necessary or appropriate to facilitate Predix's responsibility and control over such patent right thereafter. The rights and obligations of the Parties under Section 9.2.2 shall thereafter apply to such patent right in such country.

      9.4 Enforcement Against Infringers.

            9.4.1 Enforcement by Amgen. Predix grants to Amgen the right to enforce the Licensed Patents and Joint Patents. In the event that Predix or Amgen becomes aware of a suspected infringement of any Licensed Patent or Joint Patent, or any such Licensed Patent or Joint Patent is challenged in any action or proceeding (other than any interferences, reissue proceedings or reexaminations, which are addressed above), such Party shall notify the other Party promptly, and following such notification, the Parties shall confer. Subject to Section 9.4.2, Amgen shall have the sole right, but, except as and to the extent [********] with the standard set forth in [********] above, shall not be obligated, to (i) defend any such action or proceeding or bring an infringement action with respect to such infringement at its own expense, in its own name and entirely under its own direction and control, subject to the following, or (ii) settle any such action, proceeding or dispute by license. Predix shall reasonably assist Amgen (at Amgen's expense) in any action or proceeding being defended or prosecuted if so requested, and shall lend its name to such actions or proceedings if reasonably requested by Amgen or required by applicable Law. Predix shall have the right to participate and be represented in any such suit by its own counsel at its own expense. No settlement of any such action or proceeding which restricts the scope, or adversely affects the enforceability, of a Licensed Patent or Joint Patent may be entered into by Amgen without the prior written consent of Predix, which consent

PORTIONS OF THIS EXHIBIT WERE OMITTED AND HAVE BEEN FILED SEPARATELY WITH THE SECRETARY OF THE COMMISSION PURSUANT TO THE COMPANY'S APPLICATION REQUESTING CONFIDENTIAL TREATMENT UNDER RULE 24b-2 OF THE EXCHANGE ACT; [*] DENOTES OMISSIONS.

shall not be unreasonably withheld, delayed or conditioned. For clarification, Predix shall not be required to take any action pursuant to this Section 9.4 that would violate any court or government order or decree to which Predix is then subject, provided in such event, Predix shall timely grant to Amgen such rights as may be necessary for Amgen to exercise its rights under this Section
9.4 (including defending or enforcing any Licensed Patents and Joint Patents) without Predix's involvement.

            9.4.2 Enforcement by Predix. If Amgen elects not to, or fails within a reasonable amount of time after receipt of notice of infringement, to take any action to prevent, terminate or limit any infringement described in Section 9.4.1, then Predix may notify Amgen that Predix desires to defend or bring such action at its own expense, in its own name and entirely under its own direction and control, and it shall be free to do so unless within a period of [********] after receipt by Amgen of such notice, Amgen notifies Predix of Amgen's decision to take action under this Section 9.4.2 and Amgen [********] within a reasonable period of time but no later than the time specified by Amgen in such notice, if any, subject to the following. Notwithstanding the foregoing, in the event that Amgen reasonably determines that such action would be [********] to the standard set forth in [********], for example because it may [********] that would put a [********] under [********] circumstances, Amgen may notify Predix thereof. In such event Predix will not have the right to take such action. If Amgen notifies Predix that Predix may proceed with such action, Amgen shall reasonably assist Predix (at Predix's expense) in any such action or proceeding being defended or prosecuted if so requested, and shall lend its name to such actions or proceedings if requested by Predix or required by applicable Law. Amgen shall have the right to participate and be represented in any such suit by its own counsel at its own expense. No settlement of any such action or proceeding which restricts the scope, or adversely affects the enforceability, of a Licensed Patent or Joint Patent may be entered into by Predix without the prior written consent of Amgen, which consent shall not be unreasonably withheld, delayed or conditioned.

            9.4.3 Withdrawal. If either Party brings an action or proceeding under this Section 9.4 and subsequently ceases to pursue or withdraws from such action or proceeding, it shall promptly notify the other Party.

            9.4.4 Damages. In the event that either Party exercises the rights conferred in this Section 9.4 and recovers any damages or other sums in such action, suit or proceeding or in settlement thereof, such damages or other sums recovered shall first be applied to all out-of-pocket costs and expenses incurred by the Parties in connection therewith, including attorneys fees. If such recovery is insufficient to cover all such costs and expenses of both Parties, it shall first be allocated to the costs and expenses incurred by the Party that controlled such enforcement or defense and then to the costs and expenses of the other Party. If after such reimbursement any funds shall remain from such damages or other sums recovered, such funds shall be retained by the Party that controlled such enforcement or defense under this Section 9.4; provided, however, that if [********] is the Party that controlled such action or proceeding, [********] shall receive out of any such remaining recovery received by [********] the following amounts: (i) for amounts awarded to [********] for [****], an amount equivalent to [****] that [****] under this Agreement [****] if the [****] that were the basis [****] were actually [****] made [****] hereunder, and (ii) [****] of the remaining recovered amounts.

PORTIONS OF THIS EXHIBIT WERE OMITTED AND HAVE BEEN FILED SEPARATELY WITH THE SECRETARY OF THE COMMISSION PURSUANT TO THE COMPANY'S APPLICATION REQUESTING CONFIDENTIAL TREATMENT UNDER RULE 24b-2 OF THE EXCHANGE ACT; [*] DENOTES OMISSIONS.

      9.5 Patent Term Extension. Predix and Amgen shall each cooperate with one another in obtaining patent term extension (including any pediatric exclusivity extensions as may be available) or supplemental protection certificates or their equivalents in any country with respect to patent rights claiming the Program Products. If elections with respect to obtaining such patent term extensions are to be made, Amgen shall have the right to make the election to seek patent term extension or supplemental protection, provided that, such election will be made so as to maximize the period of marketing exclusivity for the Program Product.

      9.6 Notification of Patent Certification. Each Party shall promptly give notice to the other Party of any notice it receives of certification filed under the Hatch-Waxman Act (or a foreign equivalent thereof) in respect of any Program Product and claiming that any of the Licensed Patents and/or Joint Patents is invalid, unenforceable or that any infringement will not arise from the manufacture, use or sale of the product by a Third Party. Amgen shall have the sole and exclusive right to bring infringement proceedings in its reasonable judgment against the entity making such a certification with respect to any such Licensed Patents and/or Joint Patents. Any suit may be in the name of either or both Parties, as may be required by Law. For this purpose, Predix shall execute such legal papers necessary for the prosecution of such suit as may be reasonably requested by Amgen.

                                   ARTICLE 10

                    NONDISCLOSURE OF CONFIDENTIAL INFORMATION

      10.1 Nondisclosure.

            10.1.1 Nondisclosure. Each Party agrees that, for so long as this Agreement is in effect and for a period of [****] thereafter, a Party (the "Receiving Party") receiving Confidential Information of the other Party (the "Disclosing Party") shall (i) maintain in confidence such Confidential Information using not less than the efforts such Receiving Party uses to maintain in confidence its own proprietary information of similar kind and value, (ii) not disclose such Confidential Information to any Third Party without the prior written consent of the Disclosing Party, except for disclosures expressly permitted in Sections 10.2 and 10.5 below, and (iii) not use such Confidential Information for any purpose except those permitted by this Agreement (it being understood that this clause (iii) shall not create or imply any rights or licenses not expressly granted under Article 2 hereof).

            10.1.2 Exceptions. The obligations in Section 10.1.1 shall not apply with respect to any portion of the Confidential Information that the Receiving Party can show by competent proof:

                  (a) is publicly disclosed by the Disclosing Party, either before or after it is disclosed to the Receiving Party hereunder; or

                  (b) was known to the Receiving Party or any of its Affiliates, without any obligation to keep it confidential or any restriction on its use, prior to disclosure by the Disclosing Party; or

PORTIONS OF THIS EXHIBIT WERE OMITTED AND HAVE BEEN FILED SEPARATELY WITH THE SECRETARY OF THE COMMISSION PURSUANT TO THE COMPANY'S APPLICATION REQUESTING CONFIDENTIAL TREATMENT UNDER RULE 24b-2 OF THE EXCHANGE ACT; [*] DENOTES OMISSIONS.

                  (c) is subsequently disclosed to the Receiving Party or any of its Affiliates by a Third Party lawfully in possession thereof and without any obligation to keep it confidential or any restriction on its use; or

                  (d) is published by a Third Party or otherwise becomes publicly available or enters the public domain, either before or after it is disclosed to the Receiving Party; or

                  (e) is independently discovered or developed by the Receiving Party without reference to or the use of Confidential Information of the Disclosing Party, as evidenced by the Receiving Party's written records.

      10.2 Authorized Disclosure. The Receiving Party may disclose Confidential Information received from the Disclosing Party to the extent (and only to the extent) such disclosure is reasonably necessary in the following instances:

            (a) filing or prosecuting (including defending before patent agencies) patents as contemplated under this Agreement;

            (b) disclosure to regulatory authorities in connection with regulatory filings contemplated under this Agreement;

            (c) prosecuting or defending litigation as contemplated under this Agreement;

            (d) subject to Section 10.4, complying with applicable governmental Laws (including the rules and regulations of the Securities and Exchange Commission or any national securities exchange) and with judicial process, if in the reasonable opinion of the Receiving Party's counsel, such disclosure is necessary for such compliance; and

            (e) disclosure, solely on a "need to know basis", to Affiliates, potential and future collaborators (including sublicensees), permitted acquirers or assignees under Section 14.4, research collaborators, subcontractors, each of whom prior to disclosure must be bound by written obligations of confidentiality and non-use no less restrictive than the obligations set forth in this Article 10; provided, however, that the Receiving Party shall remain responsible for any failure by any Person who receives Confidential Information pursuant to this
Section 10.2(e) to treat such Confidential Information as required under this
Article 10. Notwithstanding anything herein to the contrary, Predix shall not disclose to potential or future collaborators, potential permitted acquirers or potential assignees any Licensed Know-How or Confidential Information related to the Program Compounds, Program Products or the activities conducted pursuant hereto (including Amgen Confidential Information), other than financial information; provided however, that in the event of a reversion to Predix of rights to Licensed Compounds and Licensed Products under Article 12, Predix will be permitted to disclose Confidential Information relating to Licensed Compounds and Licensed Products in the exercise of such rights.

      If and whenever any Confidential Information is disclosed in accordance with this Section 10.2, such disclosure shall not cause any such information to cease to be Confidential Information except to the extent that such disclosure results in a public disclosure of such

PORTIONS OF THIS EXHIBIT WERE OMITTED AND HAVE BEEN FILED SEPARATELY WITH THE SECRETARY OF THE COMMISSION PURSUANT TO THE COMPANY'S APPLICATION REQUESTING CONFIDENTIAL TREATMENT UNDER RULE 24b-2 OF THE EXCHANGE ACT; [*] DENOTES OMISSIONS.

information (otherwise than by breach of this Agreement). Where reasonably possible and subject to Section 10.4 and other than pursuant to Section 10.2(e), the Receiving Party shall notify the Disclosing Party of the Receiving Party's intent to make such disclosure pursuant to this Section 10.2 sufficiently prior to making such disclosure so as to allow the Disclosing Party adequate time to take whatever action it may deem appropriate to protect the confidentiality of the information.

      10.3 Terms of this Agreement. Neither Party (nor their Affiliates) shall disclose the terms of this Agreement to any Third Party without the consent of the other Party. Notwithstanding the foregoing, either Party may disclose the terms of this Agreement without such consent (i) to its legal and accounting representatives, (ii) to government agencies with authority over such Party that request to review this Agreement in connection with a review, audit or investigation of the operations of such Party by such agency (and provided that review of the terms of this Agreement are reasonably pertinent to such review, audit or investigation), (iii) if required by applicable Law or an order of a court or governmental agency of competent jurisdiction, or (iv) to Third Parties in connection with a bona fide proposed acquisition of, or merger with, such Party; provided that, in each of the foregoing cases, the receiving party is subject to confidentiality obligations no less restrictive than those set forth in this Article 10. If a Party reasonably and in good faith believes that a public announcement or other public disclosure of the execution of this Agreement or the terms of this Agreement is required by applicable Law or an order of a court or governmental agency of competent jurisdiction, then, to the extent permissible by law, such Party will provide the other Party with notice of the intended disclosure at least [********] days in advance of such disclosure (or, if the Party is required to make such disclosure in less than such period, as soon as practicable) and will make itself available to consult with the other Party with respect to the nature and scope of such intended disclosure. In addition to the foregoing, In the event either Party proposes to file with the Securities and Exchange Commission or the securities regulators of any state or other jurisdiction a registration statement or any other disclosure document which discloses, describes or refers to the terms and conditions of this Agreement under the Securities Act of 1933, as amended, the Securities Exchange Act of 1934, as amended, or any other applicable securities Law, the Party shall notify the other Party of such intention and shall provide such other Party with a copy of relevant portions of the proposed filing not less than [********] prior to such filing (and any revisions to such portions of the proposed filing a reasonable time prior to the filing thereof), including any exhibits thereto relating to the terms and conditions of this Agreement, and shall use reasonable efforts to obtain confidential treatment of the terms and conditions of this Agreement that such other Party requests be kept confidential, and shall only disclose Confidential Information which it is advised by counsel is legally required to be disclosed or required to be disclosed. No such notice shall be required under this Section 10.3 if the substance of the disclosure or description of or reference to this Agreement contained in the proposed filing has been included in any previous filing made by either Party hereunder or otherwise approved by the other Party.

      10.4 Relationship to Confidentiality Agreement. This Agreement supersedes the Confidential Disclosure Agreement between the Parties executed February 15, 2006, provided that all "Confidential Information" disclosed or received by the Parties thereunder shall be deemed "Confidential Information" hereunder and shall be subject to the terms and conditions of this Agreement.

PORTIONS OF THIS EXHIBIT WERE OMITTED AND HAVE BEEN FILED SEPARATELY WITH THE SECRETARY OF THE COMMISSION PURSUANT TO THE COMPANY'S APPLICATION REQUESTING CONFIDENTIAL TREATMENT UNDER RULE 24b-2 OF THE EXCHANGE ACT; [*] DENOTES OMISSIONS.

      10.5 Publication. Amgen may publish or present data and/or results relating to a Licensed Compound or Licensed Product in scientific journals and/or at scientific conferences. Amgen shall provide Predix with the opportunity to review any proposed abstract, manuscript or presentation which discloses confidential information relating to a Licensed Compound or Licensed Product by delivering a copy thereof to Predix no less than [****] before its intended submission for publication or presentation. Predix shall have [****] from its receipt of any such abstract, manuscript or presentation in which to notify Amgen in writing of its comments. Amgen will consider in good faith any comments provided by Predix, but Amgen will have final decision-making authority with respect to the content of publications and presentations. Amgen will comply with any Predix request to delete references to Predix's Confidential Information in any such publication or presentation (except for information relating to Licensed Compounds or Licensed Products, which Amgen shall have the right to publish or present). Amgen will identify Predix's role in the discovery of compounds or technology described in any such publication, as appropriate in light of customary scientific practices, and will otherwise include appropriate attribution of credit to Predix and its employees for any contribution made to the results included in any such publication. Predix will not publish scientific results or other information of work conducted with respect to the Collaboration, Program Compounds or Program Products, without the prior written consent of Amgen, such consent not to be unreasonably withheld or delayed (consistent with the standards that Amgen uses for its own publications); provided that Predix shall first provide Amgen with an opportunity to review and comment (in the same manner and to the same extent as is described above for Predix to review and comment on Amgen's publications) on any such proposed publication and further provided that Predix shall not publish any Confidential Information of Amgen nor any other information to the extent it would undermine the commercial potential of any Program Compound or Program Product.

                                   ARTICLE 11

                                    INDEMNITY

      11.1 Amgen Indemnity. Amgen shall indemnify, defend and hold harmless Predix and its Affiliates, and their respective officers, directors, employees and agents, and their respective successors, heirs and assigns (the "Predix Indemnitees"), from and against any and all claims, threatened claims, damages, losses, suits, proceedings, liabilities, costs (including reasonable legal expenses, costs of litigation and reasonable attorneys fees) or judgments, whether for money or equitable relief, of any kind ("Losses and Claims"), but only to the extent arising out of a claim or demand made by a Third Party, arising out of or relating to (i) the Development or Commercialization of Program Compounds or Program Products by or on behalf of Amgen, its Affiliates or Sublicensees other than the Predix Indemnitees (including claims based on product liability, infringement or misappropriation of Third Party intellectual property, or its co-promotion activities), (ii) breach of this Agreement, including the representations and warranties of Amgen hereunder, by Amgen, or
(iii) any failure of Amgen, its Affiliates or Sublicensees to comply with applicable Laws with respect to their performance hereunder; except in any such case for Losses and Claims to the extent arising out of or relating to any breach of this Agreement by Predix or the negligence, recklessness or willful misconduct of any Predix Indemnitee.

PORTIONS OF THIS EXHIBIT WERE OMITTED AND HAVE BEEN FILED SEPARATELY WITH THE SECRETARY OF THE COMMISSION PURSUANT TO THE COMPANY'S APPLICATION REQUESTING CONFIDENTIAL TREATMENT UNDER RULE 24b-2 OF THE EXCHANGE ACT; [*] DENOTES OMISSIONS.

      11.2 Predix Indemnity. Predix shall indemnify, defend and hold harmless Amgen and its Affiliates and Sublicensees, and their respective officers, directors, employees and agents, and their respective successors, heirs and assigns (the "Amgen Indemnitees"), from and against any and all Losses and Claims, but only to the extent arising out of a claim or demand made by a Third Party arising out of or relating to (i) the Development or Commercialization of Program Compounds or Program Products by or on behalf of Predix, its Affiliates or sublicensees other than the Amgen Indemnitees (including claims based on product liability, infringement or misappropriation of Third Party intellectual property, or its co-promotion activities), (ii) breach of this Agreement, including the representations and warranties of Predix hereunder, by Predix, or
(iii) any failure of Predix, its Affiliates or sublicensees to comply with applicable Laws with respect to their performance hereunder; except in any such case for Losses and Claims to the extent arising out of or relating to any breach of this Agreement by Amgen or the negligence, recklessness or willful misconduct of any Amgen Indemnitee.

      11.3 Indemnification Procedure. A claim to which indemnification applies under Section 11.1 or Section 11.2 shall be referred to herein as an "Indemnification Claim". If any Person or Persons (collectively, the "Indemnitee") intends to claim indemnification under this Article 11, the Indemnitee shall notify the other Party (the "Indemnitor") in writing promptly upon becoming aware of any claim that may be an Indemnification Claim (it being understood and agreed, however, that the failure by an Indemnitee to give such notice shall not relieve the Indemnitor of its indemnification obligation under this Agreement except and only to the extent that the Indemnitor is actually prejudiced as a result of such failure to give notice). The Indemnitor shall have the right to assume and control the defense of the Indemnification Claim at its own expense with counsel selected by the Indemnitor; provided that, the Indemnitee shall have the right to have counsel selected by it participate, at the Indemnitee's expense, in any action for which the Indemnitee seeks to be indemnified by the Indemnitor. If the Indemnitor does not assume the defense of the Indemnification Claim as aforesaid, the Indemnitee may defend the Indemnification Claim but shall have no obligation to do so. The Indemnitee shall not settle or compromise the Indemnification Claim without the prior written consent of the Indemnitor, and the Indemnitor shall not settle or compromise the Indemnification Claim in any manner which would have an adverse effect on the Indemnitee's interests (including any rights under this Agreement or the scope or enforceability of the Indemnitee's Patents Rights or Confidential Information), without the prior written consent of the Indemnitee, which consent, in each case, shall not be unreasonably withheld, delayed or conditioned. The Indemnitee shall reasonably cooperate with the Indemnitor at the Indemnitor's expense and shall make available to the Indemnitor all reasonably requested information under the control of the Indemnitee, which information shall be subject to Article 10.

      11.4 Insurance. Each Party shall at its own expense procure and maintain during the term of the Agreement and for five (5) years thereafter insurance policy/policies, including product liability insurance, adequate to cover its obligations hereunder and which are consistent with normal business practices of prudent companies similarly situated. Each Party may self-insure all or part of its obligations hereunder consistent with pharmaceutical industry practices. Any insurance shall not be construed to create a limit of the insuring Party's liability with respect to its indemnification obligations under this Article 11. Each Party's insurance hereunder shall be primary with respect to the obligations for which such Party is liable hereunder and non-

PORTIONS OF THIS EXHIBIT WERE OMITTED AND HAVE BEEN FILED SEPARATELY WITH THE SECRETARY OF THE COMMISSION PURSUANT TO THE COMPANY'S APPLICATION REQUESTING CONFIDENTIAL TREATMENT UNDER RULE 24b-2 OF THE EXCHANGE ACT; [*] DENOTES OMISSIONS.

contributing with respect to the obligations for which such Party is to be indemnified by the other Party.

                                   ARTICLE 12

                              TERM AND TERMINATION

      12.1 Term. This Agreement shall commence as of the Effective Date and, unless earlier terminated in accordance with the terms hereof or by mutual written consent, shall continue on a Program Product-by-Program Product and country-by-country basis until the end of the Royalty Term with respect to such Program Product in such country or, if no Program Products are being commercialized in a country upon expiration of the last to expire Program Patent in such country, upon expiration of the last to expire Program Patent in such country, at which time it shall terminate. Upon the end of the Royalty Term for each country and each Program Product, the license grants contained in Section
2.1 shall become perpetual, irrevocable and fully paid up with respect to such Program Product in such country if Amgen is not then in breach of the license. If Amgen is then in breach, such conversion shall be delayed until the breach is cured or the Agreement is terminated.

      12.2 Termination By Predix. Predix shall have the right to terminate this Agreement, at Predix's sole discretion, as follows.

            12.2.1 Insolvency. Predix may terminate this Agreement in the event any of the following occurs with respect to Amgen: (i) Amgen becomes bankrupt or insolvent, or files a petition in bankruptcy or makes a general assignment for the benefit of creditors or otherwise acknowledges in writing insolvency, or is adjudged bankrupt, and Amgen (A) fails to assume this Agreement in any such bankruptcy proceeding within thirty (30) days after filing or (B) assumes and assigns this Agreement to a Third Party; (ii) Amgen goes into or is placed in a process of complete liquidation; (iii) a trustee or receiver is appointed for any substantial portion of Amgen's business and such trustee or receiver is not discharged within sixty (60) days after appointment; (iv) any case or proceeding shall have been commenced or other action taken against Amgen in bankruptcy or seeking liquidation, reorganization, dissolution, a winding-up arrangement, composition or readjustment of its debts or any other relief under any applicable bankruptcy, insolvency, reorganization or similar Law now or hereafter in effect and is not dismissed or converted into a voluntary proceeding governed by clause (i) above within sixty (60) days after filing; or
(v) there shall have been issued a warrant of attachment, execution, distraint or similar process against any substantial part of the property of Amgen and such event shall have continued for a period of sixty (60) days and none of the following has occurred: (A) it is dismissed, (B) it is bonded in a manner reasonably satisfactory to Predix, or (C) it is discharged.

            12.2.2 Breach. Subject to Section 12.2.3 below, Predix shall have the right to terminate this Agreement, at Predix's sole discretion, upon delivery of written notice to Amgen in the event of any material breach by Amgen of any terms and conditions of this Agreement (including a material breach of any representation or warranty by Amgen hereunder), provided that, such breach has not been cured within [********] after written notice thereof is given by Predix to Amgen specifying the nature of the alleged breach, provided, however, that to the

PORTIONS OF THIS EXHIBIT WERE OMITTED AND HAVE BEEN FILED SEPARATELY WITH THE SECRETARY OF THE COMMISSION PURSUANT TO THE COMPANY'S APPLICATION REQUESTING CONFIDENTIAL TREATMENT UNDER RULE 24b-2 OF THE EXCHANGE ACT; [*] DENOTES OMISSIONS.

extent such material breach involves the failure to make a payment when due, such breach must be cured within [********] after written notice thereof is given by Predix to Amgen.

            12.2.3 Disputed Breach. If Amgen disputes in good faith the existence or materiality of a breach specified in a notice provided by Predix pursuant to Section 12.2.2, and Amgen provides notice to Predix of such dispute within the applicable thirty (30) day or ninety (90) day period, Predix shall not have the right to terminate this Agreement under Section 12.2.2 unless and until it has [********] in a [********] or other [********] mutually agreed upon by the Parties that this Agreement was [********] and Amgen fails to cure such breach within [********] following such [********] (except to the extent such breach involves the failure to make a payment when due, which breach must be cured within [********] following such [********]). It is understood and acknowledged that during the pendency of such a dispute, all of the terms and conditions of this Agreement shall remain in effect and the Parties shall continue to perform all of their respective obligations hereunder. The Parties further agree that any disputed payments under the Agreement may, in lieu of [********] to the [********] hereunder, be [********] pending resolution of the dispute and, [********], such [********] shall be promptly dispersed [********] consistent with such resolution.

      12.3 Termination by Amgen.

            12.3.1 Convenience. Amgen may terminate this Agreement for convenience for any reason, at Amgen's discretion, on a country-by-country and product-by-product basis, effective upon [********] prior written notice if exercised prior to [********] of the relevant product in the relevant country and [********] prior written notice [********]; provided, however, that no such termination right may be exercised as to a Major Market unless all countries in the Territory are so terminated.

            12.3.2 Breach. Subject to Section 12.3.3 below, Amgen shall have the right to terminate this Agreement (or effect the other remedy available under Section 12.4.2(b)), at Amgen's sole discretion, upon delivery of written notice to Predix in the event of any material breach by Predix of any terms and conditions of this Agreement (including a material breach of any representation or warranty by Predix hereunder), provided that, such breach has not been cured within [********] after written notice thereof is given by Amgen to Predix specifying the nature of the alleged breach, provided, however, that to the extent such material breach involves the failure to make a payment when due, such breach must be cured within [********] after written notice thereof is given by Amgen to Predix.

            12.3.3 Disputed Breach. If Predix disputes in good faith the existence or materiality of a breach specified in a notice provided by Amgen to Predix pursuant to Section 12.3.2, and Predix provides notice to Amgen of such dispute within such thirty (30) day or ninety (90) day period, Amgen shall not have the right to terminate this Agreement under Section 12.3.2 unless and until it has [********] in a [********] or other [********] mutually agreed upon by the Parties that this Agreement was [********] and Predix fails to cure such breach within [********] following such [********] (except to the extent such breach involves the failure to make a payment when due, which breach must be cured within [********] following such [********]). It is understood and acknowledged that during the pendency of such a dispute, all of the terms and conditions of this Agreement shall remain in effect and the Parties shall

PORTIONS OF THIS EXHIBIT WERE OMITTED AND HAVE BEEN FILED SEPARATELY WITH THE SECRETARY OF THE COMMISSION PURSUANT TO THE COMPANY'S APPLICATION REQUESTING CONFIDENTIAL TREATMENT UNDER RULE 24b-2 OF THE EXCHANGE ACT; [*] DENOTES OMISSIONS.

continue to perform all of their respective obligations hereunder. The Parties further agree that any disputed payments under the Agreement may, in lieu of [********] to the [********] hereunder, be [********] pending resolution of the dispute and, [********], such [********] shall be promptly dispersed [********] consistent with such resolution.

      12.4 Effect of Termination. The rights to terminate this Agreement under this Article 12, the other remedies set forth herein, and all of the following effects of termination are in addition to the other rights and remedies that may be available to the Parties at law or in equity.

            12.4.1. Termination by Predix for Breach by Amgen. Upon termination of this Agreement under Section 12.2:

                  (a) All licenses granted under Section 2.1 shall terminate and all rights of Amgen under the Licensed Patents and Licensed Know-How shall revert to Predix, and

                  (b) (i) Amgen shall assign and transfer to Predix the Regulatory Filings (to the extent Amgen has the right to assign them), or, in the event that Amgen or another holder of such Regulatory Filings requires the continued benefit of such filings in connection with other products or activities, then Amgen shall not be required to assign or transfer such Regulatory Filings to Predix if Amgen can provide Predix with the full benefit of such Regulatory Filings and any related Approvals of Licensed Compounds and Licensed Products through a right of reference or similar mechanism, and (to the extent contractually and legally permissible, and with an appropriate novation) the Commercial Documents, in each case pertaining to each Licensed Compound and Licensed Product that is a Licensed Compound and Licensed Product for purposes of Article 12 as of the effective date of such termination, grant Predix the Composition License and Transfer License, and Predix would have no continuing obligations to Amgen under this Agreement with respect to any Licensed Compounds and Licensed Products (except as provided in Section 12.5), and (ii) Amgen would retain rights to commercialize the Amgen Compounds, Amgen Products, Acquired Compounds and Acquired Products, provided that, with respect to all Amgen Compounds and Amgen Products identified as of the effective date of termination, and Acquired Compounds and Acquired Products as to which Amgen has acquired rights as of the effective date of termination, (A) if such termination occurs within [****] following the Effective Date, then Amgen's payment obligations with respect to such Amgen Compounds, Amgen Products, Acquired Compounds and Acquired Products shall [****], or (B) if such termination occurs following [****] but prior to the start of a [****] for the [********] Program Product, then Amgen's payment obligations hereunder with respect to such Amgen Compounds, Amgen Products, Acquired Compounds and Acquired Products shall continue for the balance of what would have been the applicable [********] but for such termination, [****].

      Notwithstanding the foregoing, no such [********] of Amgen's payment obligations with respect to such Amgen Compounds, Amgen Products, Acquired Compounds and Acquired Products shall apply if any such termination occurs after the start of a [********] for the [********] Program Product, and in such event Amgen's payment obligations with respect to such Amgen Compounds, Amgen Products, Acquired Compounds and Acquired Products would [********] for the balance of what would have been the [********] but for such termination.

PORTIONS OF THIS EXHIBIT WERE OMITTED AND HAVE BEEN FILED SEPARATELY WITH THE SECRETARY OF THE COMMISSION PURSUANT TO THE COMPANY'S APPLICATION REQUESTING CONFIDENTIAL TREATMENT UNDER RULE 24b-2 OF THE EXCHANGE ACT; [*] DENOTES OMISSIONS.

                  (c) All amounts due or payable to Predix that were accrued, or that arise out of acts or events occurring, prior to the effective date of termination under this Section 12.4.1 shall remain due and payable; but (except as otherwise expressly provided herein) no additional amounts shall be payable based on events occurring after the effective date of termination.

                  (d) Should Amgen have any inventory of the Licensed Compound suitable for use in clinical trials, Amgen shall, upon request by Predix, negotiate in good faith to sell such inventory to Predix (which sale would include an appropriate indemnity from Predix for any liability resulting from use of such inventory).

                  (e) If any Licensed Product is being commercialized as of the date of termination, Amgen (and its Affiliates and Sublicensees) shall have [****] thereafter in which to dispose of any inventory of Licensed Product (subject to the payment to Predix of any royalties due hereunder thereon), provided however, that (i) such right shall terminate, on a country-by-country basis, at such time that Predix or a sublicensee of Predix begins to commercially sell such Licensed Product in the applicable country and (ii) such Licensed Product shall not be sold at a discount to a purchaser that is greater than the average discount provided to such purchaser for the Licensed Product in the applicable country during the twelve (12) month period preceding such termination and, in addition, Amgen shall use reasonable efforts to avoid sales that would result in the applicable wholesaler inventory levels for such Licensed Product exceeding the average levels for the twelve (12) month period preceding such termination.

                  (f) In the case where Amgen has [********] from a [********] patent rights and such [********] patent rights are [********] to Predix (by means of the [********]) pursuant to this Section 12.4 and used by Predix with respect to a Licensed Compound or Licensed Product, Predix shall reimburse Amgen for any payments that Amgen pays to such [********] that results from Predix's use of such [********] patent rights.

                  (g) Upon request of Predix, Amgen shall assign (or, if applicable, cause its Affiliate to assign) to Predix all of Amgen's (or such Affiliate's) right, title and interest in and to any registered trademark, trademark application or internet domain name that is specific to a Licensed Product that is then being commercialized and which has been used in connection with such commercialization (subject to a written indemnity from Predix to Amgen with respect to any and all liabilities related thereto arising after such assignment) (it being understood that the foregoing assignment shall not include any trademarks that contain the name "Amgen" or the name of any Affiliate of Amgen).

            12.4.2. Termination by Amgen for Breach by Predix. Upon occurrence of an uncured material breach pursuant to which Amgen could terminate this Agreement under Section 12.3.2, Amgen shall have the right to either:

                  (a) terminate the Agreement, in which event

                        (i) Amgen shall assign and transfer to Predix the Regulatory Filings (to the extent Amgen has the right to assign them), or, in the event that Amgen or another

PORTIONS OF THIS EXHIBIT WERE OMITTED AND HAVE BEEN FILED SEPARATELY WITH THE SECRETARY OF THE COMMISSION PURSUANT TO THE COMPANY'S APPLICATION REQUESTING CONFIDENTIAL TREATMENT UNDER RULE 24b-2 OF THE EXCHANGE ACT; [*] DENOTES OMISSIONS.

holder of such Regulatory Filings requires the continued benefit of such filings in connection with other products or activities, then Amgen shall not be required to assign or transfer such Regulatory Filings to Predix if Amgen can provide Predix with the full benefit of such Regulatory Filings and any related Approvals of Licensed Compounds and Licensed Products through a right of reference or similar mechanism, and (to the extent contractually and legally permissible, and with an appropriate novation) the Commercial Documents, in each case pertaining to Licensed Product(s) then being marketed and sold in the Territory, but solely to the extent necessary to continue Commercializing Licensed Product(s) then being marketed and sold in the Territory,

                        (ii) all licenses granted under Section 2.1 shall terminate and all rights of Amgen under the Licensed Patents and Licensed Know-How shall revert to Predix,

                        (iii) Predix would have no continuing obligations to Amgen with respect to Licensed Compounds and Licensed Products, and Amgen would have no continuing obligations to Predix under this Agreement with respect to Amgen Compounds, Amgen Products, Acquired Compounds or Acquired Products (except, in each case, as provided in Section 12.5), and,

                        (iv) if Predix so requests, Amgen and Predix will negotiate in good faith towards the grant by Amgen to Predix of those portions of the Composition License and Transfer License necessary to allow Predix to advance Development and Commercialization of compounds claimed within the Scaffold Patent Applications as such Scaffold Patent Applications exist as of the effective date of termination, on terms to be agreed to by the Parties, including reasonable royalties to be paid to Amgen [****] to method of manufacturing or formulation patents, while for patents claiming composition of matter or method of use, there would be no [********] on the royalty), such royalties to be determined considering the significance of the technology and stage of development of the compound for which it would be used, or

                  (b) not terminate the Agreement, retain rights to Licensed Compounds and Licensed Products and Amgen's payment obligations with respect to Program Compounds and Program Products shall be [****].

            12.4.3 Termination for Convenience by Amgen. If Amgen terminates the Agreement for convenience under Section 12.3.1 or the Agreement is terminated according to [********], then:

                  (a) (i) Amgen shall assign and transfer to Predix the Regulatory Filings of Licensed Compounds and Licensed Products (to the extent Amgen has the right to assign them), or, in the event that Amgen or another holder of such Regulatory Filings requires the continued benefit of such filings in connection with other products or activities, then Amgen shall not be required to assign or transfer such Regulatory Filings to Predix if Amgen can provide Predix with the full benefit of such Regulatory Filings and any related Approvals of Licensed Compounds and Licensed Products through a right of reference or similar mechanism, and (to the extent contractually and legally permissible, and with an appropriate novation) the Commercial Documents, in each case pertaining to each Licensed Compound and Licensed

PORTIONS OF THIS EXHIBIT WERE OMITTED AND HAVE BEEN FILED SEPARATELY WITH THE SECRETARY OF THE COMMISSION PURSUANT TO THE COMPANY'S APPLICATION REQUESTING CONFIDENTIAL TREATMENT UNDER RULE 24b-2 OF THE EXCHANGE ACT; [*] DENOTES OMISSIONS.

Product that is a Licensed Compound and Licensed Product for purposes of Article 12 as of the effective date of such termination,

                        (ii) Amgen shall grant Predix the Composition License and the Transfer License, and

                        (iii) Predix would have no continuing obligations to Amgen under this Agreement with respect to Licensed Compounds and Licensed Products (except as provided in Section 12.5), and

                        (iv) All licenses granted under Section 2.1 shall terminate and all rights granted to Amgen under the Licensed Patents and Licensed Know-How shall revert to Predix, and

                  (b) Amgen would retain rights to commercialize the Amgen Compounds, Amgen Products, Acquired Compounds and Acquired Products, provided that, with respect to all Amgen Compounds and Amgen Products identified as of the effective date of termination, and Acquired Compounds and Acquired Products as to which Amgen has acquired rights as of the effective date of termination,
(i) if such termination occurs [****] following the [****], then Amgen's payment obligations with respect to such Amgen Compounds, Amgen Products, Acquired Compounds and Acquired Products shall [********], or (ii) if such termination occurs [****] after the [****], but prior to the [****] of a [****] for the [********], then Amgen's payment obligations with respect to such Amgen Compounds, Amgen Products, Acquired Compounds and Acquired Products shall [********] for the balance of what would have been the [********] but for such termination, [****] obligation shall be [****].

Notwithstanding the foregoing, no such [********] of Amgen's payment obligations with respect to such Amgen Compounds, Amgen Products, Acquired Compounds and Acquired Products shall apply if any [****] occurs after the start of a [****] for the [****], and in such event Amgen's payment obligations with respect to such Amgen Compounds, Amgen Products, Acquired Compounds and Acquired Products shall [********] for the balance of what would have been the [********] but for such [********].

If the Agreement is terminated under Section 12.3.1 solely with respect to particular product(s) and/or country(ies), then the provisions of this Section
12.4.3 shall apply solely with respect to such product(s) and/or country(ies).

      12.5 Survival. Except as set forth in Section 12.8, only the following provisions shall survive termination or expiration of this Agreement: Articles 1 (as applicable), 10, 11 and 13 and Sections 2.2(b)(iv), 7.7, 7.10, 8.4, 8.5,
9.1, 9.2.4, 9.3, 9.4 (9.2.4, 9.3 and 9.4 are with respect to Joint Patents only), 12.1, 12.4, 12.5, 12.7, 14.2, 14.4, 14.5, 14.7, 14.8, 14.15 and 14.16.
Termination or expiration of this Agreement shall not relieve the Parties of any liability or obligation which accrued hereunder prior to the effective date of such termination or expiration nor preclude either Party from pursuing all rights and remedies it may have hereunder or at law or in equity with respect to any breach of this Agreement nor prejudice either Party's right to

PORTIONS OF THIS EXHIBIT WERE OMITTED AND HAVE BEEN FILED SEPARATELY WITH THE SECRETARY OF THE COMMISSION PURSUANT TO THE COMPANY'S APPLICATION REQUESTING CONFIDENTIAL TREATMENT UNDER RULE 24b-2 OF THE EXCHANGE ACT; [*] DENOTES OMISSIONS.

obtain performance of any obligation. All other rights, licenses and obligations shall terminate upon termination or expiration of this Agreement.

      12.6 Bankruptcy. The Parties agree that in the event a Party becomes a debtor under Title 11 of the U.S. Code ("Title 11"), this Agreement shall be deemed to be, for purposes of Section 365(n) of Title 11, a license to rights to "intellectual property" as defined therein. Each Party as a licensee hereunder shall have the rights and elections as specified in Title 11. Any agreements supplemental hereto shall be deemed to be "agreements supplementary to" this Agreement for purposes of Section 365(n) of Title 11. The Parties agree that, in the event of the commencement of a bankruptcy proceeding by or against either Party under Title 11, the Party hereto that is not a party to such proceeding shall be entitled to a complete duplicate of (or complete access to, as appropriate) any such intellectual property and all embodiments of such intellectual property, and same, if not already in its possession, shall be promptly delivered to them (i) upon any such commencement of a bankruptcy proceeding upon its written request therefor, unless the Party subject to such proceeding elects to continue to perform all of its obligations under this Agreement, or (ii) if not delivered under (i) above, following the rejection of this Agreement by or on behalf of the Party subject to such proceeding upon written request therefor by the non-subject Party.

      12.7 Sublicenses. Notwithstanding the foregoing, any licenses granted from Amgen to Predix under Section 12.4 shall not include any sublicense of Third Party intellectual property unless and until Predix shall agree in writing to comply (directly to the licensor as if Predix was the licensee) with all terms, conditions and obligations of the license which grants such rights to Amgen and to indemnify Amgen for any breach thereof by Predix.

      12.8 Change of Control.

            12.8.1 Upon or before filing any public filing or issuing any press release disclosing or announcing the pending occurrence of a Change of Control of Predix, or upon an actual Change of Control of Predix, Predix shall notify Amgen thereof, specifying the name(s) of the acquiring Third Party(ies), if known. If the identity of the acquiring Third Party(ies) is not known, Predix will promptly notify Amgen upon learning the identity of such party(ies). Upon receipt of such notice, Amgen shall have the right to effect any or all of the following upon written notice to Predix if the Change of Control is consummated and results in Predix becoming controlled by an entity that is other than a financial investor (for example, a venture capital firm, hedge fund, investment bank or similar entity) which, with its Affiliates, has no operations in the bio-pharmaceutical industry: (i) to cause Predix to terminate performance of the Additional Predix Research and to promptly provide to Amgen all results, data and materials arising from the Additional Predix Research, (ii) to terminate the JSC, which would then no longer meet, and any rights of Predix related thereto,
(iii) to terminate the co-promotion option of Predix under Article 5 (or any actual co-promotion if the option has then already been exercised), and (iv) to terminate any obligations of Amgen to assign or transfer Commercial Documents to Predix upon termination of this Agreement other than Commercial Documents that are necessary for the continued development and commercialization of Licensed Products.

            12.8.2 In connection with any Change of Control that would result in Predix becoming controlled by an entity that is other than a financial investor (for example, a venture

PORTIONS OF THIS EXHIBIT WERE OMITTED AND HAVE BEEN FILED SEPARATELY WITH THE SECRETARY OF THE COMMISSION PURSUANT TO THE COMPANY'S APPLICATION REQUESTING CONFIDENTIAL TREATMENT UNDER RULE 24b-2 OF THE EXCHANGE ACT; [*] DENOTES OMISSIONS.

capital firm, hedge fund, investment bank or similar entity) which, with its Affiliates, has no operations in the bio-pharmaceutical industry, Predix agrees that:

                  (a) Predix will keep confidential, and not provide such acquiring party access to, any information relating to this Agreement, Program Products or the activities conducted pursuant hereto (including Amgen Confidential Information) that have not already been made public, other than the respective financial obligations of the Parties hereunder (it is the intent of the Parties that, for the purpose of protecting the interests of Amgen, its Affiliates and Sublicensees under the Collaboration, a complete firewall be established between Predix and its Affiliates, on the one hand, and the acquiring Third Party, its Affiliates and other Third Parties, on the other hand, with respect to such information),

                  (b) within thirty (30) days after the consummation of the Change of Control, Predix or its successor-in-interest shall notify Amgen as to whether it chooses: (i) to continue with the Agreement and to remain subject to the terms and conditions herein, including Section 6.1, or (ii) to terminate the Agreement in which case it is the intent of the Parties that Amgen shall continue to receive the benefits of this Agreement, except for the exclusivity obligations of Predix under Section 6.1, with no further participation by Predix and Predix's rights under the Agreement shall be limited to solely a passive financial interest and such rights (as set forth below) necessarily attendant to that passive financial interest; consistent with this intent, (A) Amgen shall retain all of its rights under the Agreement (including the licenses granted to Amgen under Section 2.1), which shall survive such termination and Amgen's Sublicenses shall remain in effect (without application of Section 2.2(b)(iv)),
(B) all obligations of Amgen, its Affiliates and Sublicensees under the Agreement shall terminate (including any obligation to obtain approval to grant sublicenses hereunder), except solely Amgen's obligations under the following provisions, which shall survive such termination, Article 11 and Sections 7.5, 7.6, 7.7, 7.8, 7.9, 7.10, 7.11 (for Sections 7.5, 7.6, 7.7, 7.8, 7.9, 7.10 and
7.11, solely as they relate to payments due prior to the termination and [********] under clause (B)(1) or (B)(2) below), 8.4, 8.5, 10.1, 10.2, 10.3,
10.4, 14.2, 14.5, 14.7, 14.8, and 14.15, and except that Amgen's payment obligations hereunder that (1) relate to Program Products that are in [****] as of the termination date shall [********] as provided herein, (2) relate to Program Compounds or Program Products that have started [****] but have not yet started [****] as of the termination date shall [********] as provided herein but be [****], and (3) accrued prior to the termination shall survive, and there shall be no other remaining [********] (including [********] for any Program Products that have not started [****] as of the termination date), (C) all of Predix's obligations under the Agreement shall survive other than its obligations under Section 2.6 and 6.1, (D) all of Predix's rights under the Agreement shall terminate, except solely its rights under the following provisions, which shall survive such termination, Article 11 and Sections 7.5, 7.6, 7.7, 7.8, 7.9, 7.10, 7.11 (for Sections 7.5, 7.6, 7.7, 7.8, 7.9, 7.10 and
7.11, solely as they relate to payments due prior to the termination and amounts payable under clause (B)(1) or (B)(2) above), 8.4, 8.5, 14.2, 14.5, 14.7, 14.8, and 14.15, and its rights to receive [********] from Amgen [********] above, and
(E) if the IP Transition Date has not occurred as of the termination date, it shall be deemed to have occurred as of the termination date and Amgen will continue to control the preparation, filing, prosecution and maintenance of Licensed Patents. Without limiting the foregoing, any other rights, obligations or provisions herein necessary to effectuate the intent described in clause
(b)(ii) of this Section 12.8.2 shall also apply. In the event of a termination under clause (b)(ii) of this

PORTIONS OF THIS EXHIBIT WERE OMITTED AND HAVE BEEN FILED SEPARATELY WITH THE SECRETARY OF THE COMMISSION PURSUANT TO THE COMPANY'S APPLICATION REQUESTING CONFIDENTIAL TREATMENT UNDER RULE 24b-2 OF THE EXCHANGE ACT; [*] DENOTES OMISSIONS.

Section 12.8.2, upon request of Amgen, Predix (or its successor-in-interest) will enter into a new license agreement with Amgen consistent with the surviving terms hereof to evidence the continuing rights and obligations of the Parties. If Predix or its successor-in-interest does not notify Amgen of its choice under clause (b) of this Section 12.8.2 within thirty (30) days after the consummation of the Change of Control, then Predix (or its successor-in-interest) shall be deemed to have chosen to continue with the Agreement and to remain subject to the terms and conditions herein, including Section 6.1.

                                   ARTICLE 13
                               DISPUTE RESOLUTION

      13.1 Resolution by Senior Executives. In the event of any dispute between the Parties in connection with this Agreement, the construction hereof, or the rights, duties or liabilities of either Party hereunder, the Parties shall first attempt in good faith to resolve such dispute by negotiation and consultation between themselves. In the event that such dispute is not resolved on an informal basis within ten (10) Business Days, either Party may, by written notice to the other Party, refer the dispute to a Vice President of Amgen and a Vice President of Predix for attempted resolution by good faith negotiation within thirty (30) days after such notice is received.

      13.2 Immediate Remedy. Notwithstanding anything in this Article 13, each Party shall have the right to seek injunctive or other equitable relief from a court of competent jurisdiction pursuant to Section 14.8 that may be necessary to avoid irreparable harm, maintain the status quo or preserve the subject matter of a dispute.

                                   ARTICLE 14

                                  MISCELLANEOUS

      14.1 Severability. If any one or more of the provisions of this Agreement is held to be invalid or unenforceable, the provision shall be considered severed from this Agreement and shall not serve to invalidate any remaining provisions hereof. The Parties shall make a good faith effort to replace any invalid or unenforceable provision with a valid and enforceable one such that the objectives contemplated by the Parties when entering this Agreement may be realized.

      14.2 Notices. Any notice required or permitted to be given by this Agreement shall be in writing and shall be delivered by hand or overnight courier with tracking capabilities or mailed postage prepaid by first class, registered or certified mail addressed as set forth below unless changed by notice so given:

            If to Amgen:
                             Amgen Inc.
                             One Amgen Center Drive
                             Thousand Oaks, CA 91320-1799
                             Attention: Corporate Secretary
                             Telephone: (805) 447-1000

PORTIONS OF THIS EXHIBIT WERE OMITTED AND HAVE BEEN FILED SEPARATELY WITH THE SECRETARY OF THE COMMISSION PURSUANT TO THE COMPANY'S APPLICATION REQUESTING CONFIDENTIAL TREATMENT UNDER RULE 24b-2 OF THE EXCHANGE ACT; [*] DENOTES OMISSIONS.

                             Facsimile: (805) 499-6751

               With a copy to:
                             Amgen Inc.
                             One Amgen Center Drive
                             Thousand Oaks, CA 91320-1799
                             Attention:  Vice President, Licensing
                             Telephone: (805) 447-1000
                             Facsimile: (805) 376-9516

            If to Predix:
                             Predix Pharmaceuticals Holdings, Inc.
                             4 Maguire Road
                             Lexington, MA
                             Attention:  Chief Business Officer
                             Telephone: (781) 372-3260
                             Facsimile: (781) 372-0822

               With a copy to:
                             Goodwin Procter LLP
                             Exchange Place
                             Boston, Massachusetts 02109
                             Attention: Christopher Denn, Esq.
                             Telephone: 617-570-1000
                             Facsimile: 617-523-1231

      Any such notice shall be deemed given on the date received. A Party may add, delete, or change the person or address to whom notices should be sent at any time upon written notice delivered to the other Party in accordance with this Section 14.2.

      14.3 Force Majeure. Neither Party shall be liable for delay or failure in the performance of any of its obligations hereunder if such delay or failure is due to causes beyond its reasonable control, including acts of God, fires, earthquakes, strikes and labor disputes, acts of war, terrorism, civil unrest or intervention of any governmental authority ("Force Majeure"); provided, however, that the affected Party promptly notifies the other Party and further provided that the affected Party shall use its commercially reasonable efforts to avoid or remove such causes of non-performance and to mitigate the effect of such occurrence, and shall continue performance with the utmost dispatch whenever such causes are removed.

      14.4 Assignment.

            14.4.1 Subject to Section 12.8, Predix may not assign or transfer this Agreement or any rights or obligations hereunder without the prior written consent of Amgen, except that Predix may make such an assignment without Amgen's consent to Affiliates or to an entity that acquires all or substantially all of the business of Predix and its Affiliates, whether in a merger, consolidation, reorganization, acquisition, sale or otherwise; provided, however, that such assignee shall provide to Amgen a signed, written expression of its agreement to be bound

PORTIONS OF THIS EXHIBIT WERE OMITTED AND HAVE BEEN FILED SEPARATELY WITH THE SECRETARY OF THE COMMISSION PURSUANT TO THE COMPANY'S APPLICATION REQUESTING CONFIDENTIAL TREATMENT UNDER RULE 24b-2 OF THE EXCHANGE ACT; [*] DENOTES OMISSIONS.

by the terms of this Agreement, in form reasonably acceptable to Amgen, and where this Agreement is assigned or transferred to an Affiliate, Predix remains responsible for the performance of this Agreement. To the extent any rights and/or obligations of Predix are held by an Affiliate of Predix then any business transaction, change in control of a majority of the voting power or other event that, in each case, causes such Affiliate to cease to be an Affiliate of the Predix, shall be deemed an assignment of the rights and/or obligations held by such former Affiliate and require prior written consent of Amgen. The Parties also acknowledge that Predix has entered into an Agreement and Plan of Merger dated as of April 3, 2006 with EPIX and that the consummation of a merger between Predix and EPIX shall not require further consent from Amgen under this Agreement.

            14.4.2 Amgen may not assign or transfer this Agreement or any rights or obligations hereunder without the prior written consent of Predix, except that Amgen may make such an assignment without Predix's consent to Affiliates or to an entity that acquires all or substantially all of the business of Amgen and its Affiliates, whether in a merger, consolidation, reorganization, acquisition, sale or otherwise; provided, however, that (i) Amgen's rights and obligations under this Agreement [********] and [********] from all or substantially all of its other [********], including those [********] that are subject to this Agreement, (ii) such assignment includes all [********] and all rights and obligations under this Agreement, (iii) such successor in interest or Affiliate shall have agreed as of such assignment or transfer to be bound by the terms of this Agreement in a writing provided to Predix, in form reasonably acceptable to Predix, and (iv) where this Agreement is assigned or transferred to an Affiliate, Amgen remains responsible for the performance of this Agreement.

            14.4.3 Subject to the foregoing, this Agreement shall inure to the benefit of and be binding on the Parties' successors and assigns, including that this Agreement shall inure to the benefit of and be binding on the successor entity in Predix's merger with EPIX as if such successor entity was referenced herein instead of Predix. Any assignment or transfer in violation of the foregoing shall be null and void and wholly invalid, the assignee or transferee in any such assignment or transfer shall acquire no rights whatsoever, and the non-assigning non-transferring Party shall not be required to recognize such assignment or transfer.

      14.5 Further Assurances. Each Party agrees to do and perform all such further acts and things and shall execute and deliver such other agreements, certificates, instruments and documents necessary or that the other Party may deem advisable in order to carry out the intent and accomplish the purposes of this Agreement and to evidence, perfect or otherwise confirm its rights hereunder.

      14.6 Waivers and Modifications. The failure of any Party to insist on the performance of any obligation hereunder shall not be deemed to be a waiver of such obligation. Waiver of any breach of any provision hereof shall not be deemed to be a waiver of any other breach of such provision or any other provision on such occasion or any succeeding occasion. No waiver, modification, release or amendment of any obligation under or provision of this Agreement shall be valid or effective unless in writing and signed by all Parties hereto.

PORTIONS OF THIS EXHIBIT WERE OMITTED AND HAVE BEEN FILED SEPARATELY WITH THE SECRETARY OF THE COMMISSION PURSUANT TO THE COMPANY'S APPLICATION REQUESTING CONFIDENTIAL TREATMENT UNDER RULE 24b-2 OF THE EXCHANGE ACT; [*] DENOTES OMISSIONS.

      14.7 Choice of Law. This Agreement shall be governed by, and enforced and construed in accordance with, the laws of the State of Delaware without regard to its conflicts of law provisions.

      14.8 Jurisdiction. Unless the Parties otherwise agree in writing, each Party hereby irrevocably submits to the exclusive jurisdiction of the courts of the State of Delaware ("State Court") and the courts of the United States of America located in the State of Delaware ("Federal Court"), for the purposes of any suit, action or other proceeding arising out of this Agreement or out of any transaction contemplated hereby. Each Party agrees that service of any process, summons, notice or document by personal delivery, by registered mail, or by a recognized international express delivery service to such Party's respective address set forth above (as such address may be changed by notice delivered pursuant to Section 14.2) shall be effective service of process for any action, suit or proceeding in the applicable Federal Court or State Court with respect to any matters to which it has submitted to jurisdiction in this Section. Each Party irrevocably and unconditionally waives any objection to the laying of venue of any action, suit or proceeding arising out of this Agreement or the transactions contemplated hereby in the applicable Federal Court or State Court, and hereby and thereby further irrevocably and unconditionally waives and agrees not to plead or claim in any such court that any such action, suit or proceeding brought in any such court has been brought in an inconvenient forum.

      14.9 Publicity. Upon execution of this Agreement, the Parties shall issue a press release announcing the existence of this Agreement in the form attached hereto as Appendix E. Each Party agrees not to issue any other press release or other public statement disclosing other information relating to this Agreement or the transactions contemplated hereby without the prior written consent of the other Party, other than with respect to the terms and conditions of this Agreement in accordance with Section 10.3, provided, however, that any disclosure which is required by applicable Law (including the Securities Act of 1933, as amended, and the Securities Exchange Act of 1934, as amended), or the rules of a securities exchange or the Securities and Exchange Commission or the securities regulators of any state or other jurisdiction, as reasonably advised by the disclosing Party's counsel, may be made subject to the following. The Parties will use appropriate diligent efforts to minimize such disclosure and obtain confidential treatment for any such information which is disclosed to a governmental agency. Each Party agrees to provide to the other Party a copy of any public announcement regarding this Agreement or the subject matter thereof as soon as reasonably practicable under the circumstances prior to its scheduled release. Except under extraordinary circumstances, each Party shall provide the other with an advance copy of any such announcement at least ten (10) business days prior to its scheduled release. Each Party shall have the right to expeditiously review and recommend changes to any such announcement and, except as otherwise required by applicable Law or such rules or regulators, the Party whose announcement has been reviewed shall remove any Confidential Information of the reviewing Party that the reviewing Party reasonably requests. The contents of any announcement or similar publicity which has been reviewed and approved by the reviewing Party can be re-released by either Party without a requirement for re-approval. Notwithstanding the foregoing, Amgen shall be permitted to issue press releases related to the Development and Commercialization of Program Products, subject to providing Predix with an advance copy for review and comment.

PORTIONS OF THIS EXHIBIT WERE OMITTED AND HAVE BEEN FILED SEPARATELY WITH THE SECRETARY OF THE COMMISSION PURSUANT TO THE COMPANY'S APPLICATION REQUESTING CONFIDENTIAL TREATMENT UNDER RULE 24b-2 OF THE EXCHANGE ACT; [*] DENOTES OMISSIONS.

      14.10 Relationship of the Parties. Each Party is an independent contractor under this Agreement. Nothing contained herein is intended or is to be construed so as to constitute Predix and Amgen as partners, agents or joint venturers. Neither Party shall have any express or implied right or authority to assume or create any obligations on behalf of or in the name of the other Party or to bind the other Party to any contract, agreement or undertaking with any Third Party. There are no express or implied third party beneficiaries hereunder.

      14.11 Headings. Headings and captions are for convenience only and are not be used in the interpretation of this Agreement.

      14.12 Entire Agreement. This Agreement and the attached Appendices constitutes the entire agreement between the Parties as to the subject matter of this Agreement, and supersedes and merges all prior negotiations, representations, agreements and understandings regarding the same.

      14.13 Counterparts. This Agreement may be executed in counter-parts with the same effect as if both Parties had signed the same document. All such counterparts shall be deemed an original, shall be construed together and shall constitute one and the same instrument.

      14.14 Exports. Each Party agrees not to export or re-export, directly or indirectly, any information, technical data, the direct product of such data, samples or equipment received or generated under this Agreement in violation of any applicable export control Laws.

      14.15 Interpretation.

            14.15.1 Each of the Parties acknowledges and agrees that this Agreement has been diligently reviewed by and negotiated by and between them, that in such negotiations each of them has been represented by competent counsel and that the final agreement contained herein, including the language whereby it has been expressed, represents the joint efforts of the Parties hereto and their counsel. Accordingly, in interpreting this Agreement or any provision hereof, no presumption shall apply against any Party hereto as being responsible for the wording or drafting of this Agreement or any such provision, and ambiguities, if any, in this Agreement shall not be construed against any Party, irrespective of which Party may be deemed to have authored the ambiguous provision.

            14.15.2 The definitions of the terms herein shall apply equally to the singular and plural forms of the terms defined. Whenever the context may require, any pronoun shall include the corresponding masculine, feminine and neuter forms. The words "include", "includes" and "including" shall be deemed to be followed by the phrase "without limitation". The word "will" shall be construed to have the same meaning and effect as the word "shall".

PORTIONS OF THIS EXHIBIT WERE OMITTED AND HAVE BEEN FILED SEPARATELY WITH THE SECRETARY OF THE COMMISSION PURSUANT TO THE COMPANY'S APPLICATION REQUESTING CONFIDENTIAL TREATMENT UNDER RULE 24b-2 OF THE EXCHANGE ACT; [*] DENOTES OMISSIONS.

            14.15.3 Unless the context requires otherwise, (a) any definition of or reference to any agreement, instrument or other document herein shall be construed as referring to such agreement, instrument or other document as from time to time amended, supplemented or otherwise modified (subject to any restrictions on such amendments, supplements or modifications set forth herein or therein), (b) any reference to any Laws herein shall be construed as referring to such Laws as from time to time enacted, repealed or amended, (c) any reference herein to any Person shall be construed to include the Person's successors and assigns, (d) the words "herein", "hereof" and "hereunder", and words of similar import, shall be construed to refer to this Agreement in its entirety and not to any particular provision hereof, and (e) all references herein to Articles, Sections or Appendices, unless otherwise specifically provided, shall be construed to refer to Articles, Sections and Appendices of this Agreement.

            14.16. Performance by Affiliates. Each of Amgen and Predix acknowledge that obligations under this Agreement may be performed by Affiliates of Amgen and Predix, respectively, and that, notwithstanding Section 2.2, licenses granted hereunder to a Party shall include an extension of such rights to such Party's Affiliates for the performance of such Party's obligations hereunder, without being subject to the provisions herein related to the grant or continued effectiveness of Sublicenses but otherwise subject to all of the obligations and limitations applicable to Predix or Amgen, as relevant. Each of Amgen and Predix, respectively, shall be responsible for any performance of such Party's obligations under this Agreement by its Affiliates.


                                      * * *

                            [signature page follows]

PORTIONS OF THIS EXHIBIT WERE OMITTED AND HAVE BEEN FILED SEPARATELY WITH THE SECRETARY OF THE COMMISSION PURSUANT TO THE COMPANY'S APPLICATION REQUESTING CONFIDENTIAL TREATMENT UNDER RULE 24b-2 OF THE EXCHANGE ACT; [*] DENOTES OMISSIONS.

      IN WITNESS WHEREOF, the Parties have caused this Agreement to be executed by their respective duly authorized officers.


                                   AMGEN INC.


                              By:
                                          ------------------------------------
                                          (Signature)

                              Name:
                                          ------------------------------------

                              Title:
                                          ------------------------------------

                              PREDIX PHARMACEUTICALS HOLDINGS, INC.


                              By:
                                          ------------------------------------
                                          (Signature)

                              Name:
                                          ------------------------------------

                              Title:
                                          ------------------------------------

PORTIONS OF THIS EXHIBIT WERE OMITTED AND HAVE BEEN FILED SEPARATELY WITH THE SECRETARY OF THE COMMISSION PURSUANT TO THE COMPANY'S APPLICATION REQUESTING CONFIDENTIAL TREATMENT UNDER RULE 24b-2 OF THE EXCHANGE ACT; [*] DENOTES OMISSIONS.

                                   APPENDIX A

                LICENSED PATENTS AND SCAFFOLD PATENT APPLICATIONS

1. THE SCAFFOLD PATENT APPLICATIONS ARE ATTACHED HERETO AND HEREBY MADE A PART OF THIS APPENDIX A.

COUNTRY     TITLE                                        INVENTORS    APPLICATION    FILING DATE
US          [*************************************]      [*******]    [*******]      [*******]
US          [*************************************]      [*******]    [*******]      [*******]
US          [*************************************]      [*******]    [*******]      [*******]
US          [*************************************]      [*******]     --            [*******]
PCT         [*************************************]      [*******]     --            [*******]
US          [*************************************]      [*******]    [*******]      [*******]


2. FOLLOWING IS A COMPLETE LIST OF LICENSED PATENTS AS OF THE EFFECTIVE DATE.

COUNTRY     TITLE                                        INVENTORS    APPLICATION    FILING DATE
US          [*************************************]      [*******]    [*******]      [*******]
US          [*************************************]      [*******]    [*******]      [*******]
US          [*************************************]      [*******]    [*******]      [*******]
US          [*************************************]      [*******]     --            [*******]
PCT         [*************************************]      [*******]     --            [*******]
US          [*************************************]      [*******]    [*******]      [*******]

PORTIONS OF THIS EXHIBIT WERE OMITTED AND HAVE BEEN FILED SEPARATELY WITH THE SECRETARY OF THE COMMISSION PURSUANT TO THE COMPANY'S APPLICATION REQUESTING CONFIDENTIAL TREATMENT UNDER RULE 24b-2 OF THE EXCHANGE ACT; [*] DENOTES OMISSIONS.

                                   APPENDIX B

                        CO-PROMOTION TERMS AND CONDITIONS

If Predix exercises its co-promotion pursuant to Section 5.1, the following terms and conditions shall apply and relate to the co-promotion of the applicable Program Product to specialty physicians in the U.S. in the Co-Promotion Indication.

--------------------------------------------------------------------------------
PRODUCT SALES                 Amgen shall [*******]  of the Program Product,
                              including in the Co-Promotion Indication, and
                              shall be responsible for receiving and filling
                              orders, controlling invoicing, collection of
                              payments, returns, charge-backs and rebates on
                              sales of the Program Product, and shall have
                              sole control over pricing strategies and
                              distribution of the Program Product.

--------------------------------------------------------------------------------
DESIGNATED CONTACTS           Each Party shall designate an employee of such
                              Party to serve as the primary contact for the
                              Parties with respect to the co-promotion of the
                              applicable Program Product in the Co-Promotion
                              Indication to specialty physicians in the U.S.
                              (each such designee, a "Designated Contact").
                              Either party may change its Designated Contact
                              upon written notice thereof to the other
                              Party.  If a Party's Designated Contact is
                              unable to attend a meeting of the Designated
                              Contacts, such Party may designate an alternate
                              representative (who is also an employee) to
                              attend in his/her place.  The Predix Designated
                              Contact shall be responsible for overseeing and
                              coordinating the Predix sales representatives.

--------------------------------------------------------------------------------
ESTABLISHMENT OF              Prior to launch of the Program Product in the
COMMERCIALIZATION PLAN        Co-Promotion Indication in the U.S. and on an
                              annual basis thereafter, Amgen shall develop a
                              Commercialization plan which shall include an
                              annual plan and budget for the promotion and
                              marketing of the Program Product in the
                              Co-Promotion Indication to specialty physicians in
                              the U.S. (which may be part of a larger
                              Commercialization plan related to the Program
                              Product). The Commercialization plan shall contain
                              the number of details to be carried out during the
                              year with respect to specialty physicians in the
                              U.S. for the Co-Promotion Indication, and each
                              Party's allocation of such details. Amgen will
                              have final decision making authority on all
                              Commercialization matters.
--------------------------------------------------------------------------------

PORTIONS OF THIS EXHIBIT WERE OMITTED AND HAVE BEEN FILED SEPARATELY WITH THE SECRETARY OF THE COMMISSION PURSUANT TO THE COMPANY'S APPLICATION REQUESTING CONFIDENTIAL TREATMENT UNDER RULE 24b-2 OF THE EXCHANGE ACT; [*] DENOTES OMISSIONS.

--------------------------------------------------------------------------------
USE AND DISTRIBUTION OF       Amgen shall have responsibility to prepare and
PROMOTIONAL MATERIALS         produce all promotional materials for the
                              Program Product in the Co-Promotion Indication,
                              and shall provide such materials to Predix in
                              accordance with the Commercialization plan. Each
                              party's sales force shall use, and if applicable,
                              distribute promotional materials to healthcare
                              professionals to whom it details the Program
                              Product. Promotional materials shall not be used
                              unless approved by Amgen.

                              To the extent permitted under applicable Law, Amgen shall include on Co-Promotion Indication materials in the U.S. that are intended for use in the same setting as the co-promoted product (such as detail aids) and will make reasonable efforts to include on other Co-Promotion Indication promotional materials (such as exhibit booths and conference presentations) in the U.S. relating to such product (but not including labeling or packaging) both Amgen and Predix (or its successor) [********], in which event such [********] would be [********] with substantially equivalent [********] on [********].

-------------------------------------------------------------------------------
SAMPLES                       The Parties shall use and distribute samples in
                              accordance with the Commercialization plan and all
                              applicable laws.

-------------------------------------------------------------------------------
SALES FORCE TRAINING          Amgen shall develop and provide training
                              programs and materials for the Program Product
                              in the Co-Promotion Indication to ensure a
                              consistent, focused promotional strategy.
                              Amgen shall treat the Predix and Amgen sales
                              representatives as a combined sales force and
                              shall provide the Predix representatives with
                              the same support and assistance it provides its
                              own representatives.

-------------------------------------------------------------------------------
TERMINATION                   Predix may terminate its co-promotion of the
                              applicable Program Product in the Co-Promotion
                              Indication upon not less than one hundred
                              eighty (180) days prior written notice to
                              Amgen.  Amgen and Predix shall reasonably
                              cooperate to transition to Amgen Predix's
                              co-promotion activities with respect to the
                              applicable Program Product so as to minimize
                              disruption to sales activity and Predix shall
                              withdraw its sales representatives from such
                              co-promotion activities in a professional
                              manner.  For the avoidance of doubt, Predix
                              shall not be entitled to reactivate its
                              co-promotion right once it terminates such
                              co-promotion activities.
-------------------------------------------------------------------------------

PORTIONS OF THIS EXHIBIT WERE OMITTED AND HAVE BEEN FILED SEPARATELY WITH THE SECRETARY OF THE COMMISSION PURSUANT TO THE COMPANY'S APPLICATION REQUESTING CONFIDENTIAL TREATMENT UNDER RULE 24b-2 OF THE EXCHANGE ACT; [*] DENOTES OMISSIONS.

-------------------------------------------------------------------------------
COMPLIANCE AND PERFORMANCE    Each Party shall be responsible for its own
                              compliance with all applicable Laws and
                              regulatory authority policies and guidelines
                              relating to the co-promotion of the applicable
                              Program Product in the Co-Promotion
                              Indication.  Predix shall be solely responsible
                              for ensuring that its sales representatives
                              promote the applicable Program Product in a
                              manner consistent with the Commercialization
                              plan.  The co-promotion agreement shall contain
                              provisions for resolution and correction of
                              unethical or illegal behavior on the part of
                              Predix sales representatives.  Predix sales
                              representatives shall be held to the same
                              standards of performance as the Amgen sales
                              representatives, and shall meet certain minimum
                              qualifications.  The co-promotion agreement
                              shall also include an audit provision for
                              purposes of measuring Predix sales force
                              effectiveness and performance.

-------------------------------------------------------------------------------
REGULATORY                    Amgen shall be solely responsible for
                              communicating with the applicable regulatory
                              authorities, including any adverse event
                              reporting, recall notifications and safety
                              updates.  Predix shall reasonably cooperate
                              with Amgen regarding co-promotion activities so
                              that Amgen can meet its regulatory obligations.

-------------------------------------------------------------------------------
INDEMNIFICATION               Amgen and Predix shall indemnify each other as
                              provided in the Agreement and Predix shall obtain
                              and/or maintain insurance for its co-promotion
                              activities.

-------------------------------------------------------------------------------

PORTIONS OF THIS EXHIBIT WERE OMITTED AND HAVE BEEN FILED SEPARATELY WITH THE SECRETARY OF THE COMMISSION PURSUANT TO THE COMPANY'S APPLICATION REQUESTING CONFIDENTIAL TREATMENT UNDER RULE 24b-2 OF THE EXCHANGE ACT; [*] DENOTES OMISSIONS.

                                   APPENDIX C

                 WIRE TRANSFER INSTRUCTIONS FOR INITIAL PAYMENT

[*******]

PORTIONS OF THIS EXHIBIT WERE OMITTED AND HAVE BEEN FILED SEPARATELY WITH THE SECRETARY OF THE COMMISSION PURSUANT TO THE COMPANY'S APPLICATION REQUESTING CONFIDENTIAL TREATMENT UNDER RULE 24b-2 OF THE EXCHANGE ACT; [*] DENOTES OMISSIONS.

                                   APPENDIX D

                                EXISTING LICENSES

None.

PORTIONS OF THIS EXHIBIT WERE OMITTED AND HAVE BEEN FILED SEPARATELY WITH THE SECRETARY OF THE COMMISSION PURSUANT TO THE COMPANY'S APPLICATION REQUESTING CONFIDENTIAL TREATMENT UNDER RULE 24b-2 OF THE EXCHANGE ACT; [*] DENOTES OMISSIONS.

                                   APPENDIX E

FOR IMMEDIATE RELEASE
CONTACTS:
Andrea L. Johnston, Pure Communications
(910) 681-1088

Sheryl Seapy, Pure Communications
(949) 608-0841

     PREDIX PHARMACEUTICALS ANNOUNCES COLLABORATION FOR DEVELOPMENT OF S1P1
               MODULATORS FOR THE TREATMENT OF AUTOIMMUNE DISEASES

    Total Payments to Predix Could Exceed $300 Million; Predix Has Option to
                       Co-promote In a Selected Indication

LEXINGTON, Mass., July 31, 2006 -- Predix Pharmaceuticals, which recently announced a definitive agreement to merge with EPIX Pharmaceuticals (NASDAQ:
EPIX), announced today that it has entered into an exclusive collaboration and licensing agreement with Amgen for the development of novel, orally available S1P1 modulators for the treatment of multiple autoimmune diseases.

Under the terms of the agreement, Predix and Amgen will collaborate on the development of existing Predix preclinical compounds and new S1P1 modulators. Amgen will be responsible for clinical development and commercialization of the product candidate(s). Predix will receive an upfront payment of $20 million. Additionally, if certain clinical, regulatory and sales milestones are achieved, Predix can earn up to an additional $287.5 million in milestone payments. Under the agreement, Predix will have the opportunity to receive potential double-digit royalties on future sales of products resulting from this collaboration and will have the option to promote a product resulting from this collaboration to specialty physicians in the U.S. for a selected indication.

"Amgen is recognized as an industry leader in the research, development and commercialization of therapies for autoimmune and inflammatory diseases," stated Chen Schor, chief business officer of Predix. "We are very pleased to enter into this collaboration and look forward to working with Amgen. This collaboration provides Predix with the option to transform into a fully integrated pharmaceutical company by exercising our co-promote option with Amgen. This deal comes as we are in the process of finalizing our merger with EPIX and will further enable the combined company to pursue this research program along with our other development programs."

Sharon Shacham, Ph.D., vice president of preclinical development at Predix added, "The goal of this collaboration is to leverage both Amgen's and Predix's expertise in autoimmune research. We believe that combining Predix's S1P1 program with Amgen's assets and capabilities will lead to new therapies that will more effectively treat a variety of autoimmune disorders."

PORTIONS OF THIS EXHIBIT WERE OMITTED AND HAVE BEEN FILED SEPARATELY WITH THE SECRETARY OF THE COMMISSION PURSUANT TO THE COMPANY'S APPLICATION REQUESTING CONFIDENTIAL TREATMENT UNDER RULE 24b-2 OF THE EXCHANGE ACT; [*] DENOTES OMISSIONS.

ABOUT S1P1 MODULATORS
Predix's preclinical-stage S1P1 agonists are potent and selective for S1P1 over other S1P receptors and many other GPCRs, potentially providing an improved side effect profile in the clinic compared to currently available immunosuppressive drugs. S1P1 is one of at least five different GPCRs that are activated by the phospholipid Sphingosine-1-phosphate (S1P). These GPCRs play a role in multiple biological processes, including immune system activation and cardiovascular function. Compounds which activate the S1P1 receptor, called S1P1 agonists, have been shown to induce peripheral lymphopenia, which is a reduction in circulating lymphocytes in the blood. Instead of inactivating lymphocytes and hampering the immune response entirely like conventional immunosuppressive drugs, S1P1 agonists appear to work by temporarily maintaining lymphocytes in the lymphatic system (e.g., lymph nodes). This mechanism of action has been suggested to be beneficial in a variety of autoimmune disorders, such as multiple sclerosis, rheumatoid arthritis, inflammatory bowel disease and rejection of transplanted organs.

ABOUT AUTOIMMUNE DISEASES
Autoimmune diseases afflict millions of Americans. There are many different autoimmune diseases. Some examples are multiple sclerosis, type 1 diabetes, and rheumatoid arthritis. Autoimmune diseases can each affect the body in different ways. For instance, the autoimmune reaction is directed against the brain in multiple sclerosis and the intestines or gastrointestinal tract in Crohn's disease. In other diseases, such as lupus, affected tissues and organs may vary among individuals with the same disease.

ABOUT PREDIX PHARMACEUTICALS HOLDINGS, INC.
Predix, based in Lexington, MA, is a pharmaceutical company focused on the discovery and development of novel, highly selective, small-molecule drugs that target G-Protein Coupled Receptors (GPCRs) and ion channels. Using its proprietary drug discovery technology and approach, Predix has advanced four internally-discovered drug candidates into clinical trials and has five additional programs in preclinical development and discovery. Predix is expected to complete the first of at least two pivotal Phase III clinical trials for generalized anxiety disorder for its lead drug candidate, PRX-00023, in the second half of 2006. In addition to PRX-00023, Predix has three other clinical-stage drug candidates: PRX-03140 for the treatment of Alzheimer's disease, which is expected to enter Phase IIa later this year; PRX-08066 for the treatment of pulmonary hypertension (PH) and PH associated with chronic obstructive pulmonary disease, which recently entered a Phase II trial; and, PRX-07034, which recently entered a Phase I trial and is expected to be developed for the treatment of obesity and also cognitive impairment associated with Alzheimer's disease or schizophrenia. Additional information about Predix can be found on the company's website at www.predixpharm.com.

ADDITIONAL INFORMATION ABOUT THE MERGER AND WHERE TO FIND IT EPIX has filed a registration statement on Form S-4 with the Securities and Exchange Commission containing a joint proxy statement/prospectus in connection with the proposed merger with Predix Pharmaceuticals. Investors and security holders are advised to read the joint proxy statement/prospectus (including any amendments or supplements thereto) regarding the proposed merger, because it contains important information about EPIX, Predix and the

PORTIONS OF THIS EXHIBIT WERE OMITTED AND HAVE BEEN FILED SEPARATELY WITH THE SECRETARY OF THE COMMISSION PURSUANT TO THE COMPANY'S APPLICATION REQUESTING CONFIDENTIAL TREATMENT UNDER RULE 24b-2 OF THE EXCHANGE ACT; [*] DENOTES OMISSIONS.

proposed transaction and other related matters. The joint proxy statement/prospectus has been mailed to stockholders of EPIX and Predix seeking their approval of the proposed transaction. Investors and security holders may obtain a free copy of the joint proxy statement/prospectus and any amendments or supplements thereto (when they are available) and other documents filed by EPIX at the Securities and Exchange Commission's web site at www.sec.gov. The joint proxy statement/prospectus and such other documents may also be obtained for free by directing such request to EPIX Pharmaceuticals, Inc., 161 First Street, Cambridge, Massachusetts, Attn: Investor Relations, tel: (617) 250-6000; e-mail: ahedison@epixpharma.com or Predix Pharmaceuticals Holdings, Inc., 4 Maguire Road, Lexington, Massachusetts 02421, Attn: Investor Relations, tel: (781) 372-3260; e-mail: investors@predixpharm.com.

EPIX and Predix and their respective directors, executive officers and other members of management and employees may be deemed to be participants in the solicitation of proxies with respect to the adoption of the merger agreement and the transactions associated with the merger. A description of any interests that EPIX and Predix directors and executive officers have in the merger is included in the registration statement containing the joint proxy statement/prospectus filed with the Securities and Exchange Commission and available free of charge as indicated above. Information regarding EPIX's executive officers and directors is also available in EPIX's Form 10-K, as amended, for the year ended December 31, 2005, which was filed with the Securities and Exchange Commission on March 1, 2006 and amended on April 28, 2006. You can obtain free copies of these documents using the contact information above.

SAFE HARBOR STATEMENT
Certain statements in this news release concerning Predix's business are considered "forward-looking statements" within the meaning of the Private Securities Litigation Reform Act of 1995. These statements include, but are not limited to, those relating to the expected future development of Predix's preclinical compounds for its S1P1 program, the ability of Predix to realize certain benefits under its strategic agreement with Amgen, as well as the timing and results of future clinical development of Predix's drug candidates and their potential efficacy, safety and tolerability. Any or all of the forward-looking statements in this press release can be affected by inaccurate assumptions Predix might make or by known or unknown risks and uncertainties, including, but not limited to: the early stage of product development; uncertainties as to the future success of ongoing and planned clinical trials; and the unproven safety and efficacy of products under development. Consequently, no forward-looking statement can be guaranteed, and actual results may vary materially. Predix undertakes no obligation to publicly update forward-looking statements, whether because of new information, future events or otherwise, except as required by applicable law.

                                      ###

PORTIONS OF THIS EXHIBIT WERE OMITTED AND HAVE BEEN FILED SEPARATELY WITH THE SECRETARY OF THE COMMISSION PURSUANT TO THE COMPANY'S APPLICATION REQUESTING CONFIDENTIAL TREATMENT UNDER RULE 24b-2 OF THE EXCHANGE ACT; [*] DENOTES OMISSIONS.